UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Target Hospitality Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

A word from our President & CEO
“2023 proved to be another impressive year for Target Hospitality. Our strong financial performance was underscored by the commitment to continue providing our world class customers with the premier and differentiated service offerings they demand. I am grateful for our team’s dedication to excellence and their ability to execute our value of “whatever it takes.”
“Our enhanced financial position supports our confidence as we continue focusing on growing and diversifying the business, while creating value for our stockholders. With a supportive board and the best team in the industry, I am excited for the future of Target Hospitality.”

LETTER FROM OUR CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT AND CHIEF EXECUTIVE OFFICER
April 10, 2024
Dear Fellow Stockholders,
Please mark your calendar for Target Hospitality’s Annual Meeting of Stockholders to be held on May 23, 2024 at 10:00 a.m. Central Time.
2023 Year in Review
In 2023, Target continued to benefit from the enhanced financial and operating platform it has achieved over the last several years. This platform supported several strategic accomplishments, further strengthening the Company’s ability to continue pursuing value-added growth opportunities. Target was awarded a new contract for its Pecos Childrens Center community, solidifying the community as a critical component of the U.S. government’s domestic humanitarian aid mission, and establishing the foundation for seamless continuity of service offerings through 2028. Further, Target achieved multiple key strategic capital enhancing initiatives. The Company successfully expanded its credit facility by $50 million, which increased the total available capacity to $175 million. Additionally, Target prudently managed its senior note maturity profile, which now extends into 2025.
These accomplishments have further strengthened Target’s financial flexibility and created an efficient capital structure. These elements complement Target’s high degree of revenue visibility and continued strong cash generation to support a robust liquidity profile, providing highly flexible growth capital. Target ended 2023 with approximately $279 million of total available liquidity, including approximately $104 million of cash and cash equivalents. Target’s optimized financial profile and balance sheet strength positions the Company to pursue a robust pipeline of capital allocation opportunities focused on maximizing value creation.
Live Webcast
Please use www.virtualshareholdermeeting.com/THCORP2024 to attend the Annual Meeting, vote, and submit your questions during the meeting. You will need the control number included with these proxy materials to be admitted into the Annual Meeting.
We adopted this technology in 2019 to expand access to the meeting, improve communications and impose lower costs on our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. Additionally, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.
We appreciate the confidence you have placed in us through your investment in our company and look forward to your attendance.
Sincerely,	Sincerely,

Stephen Robertson Chairman of the Board of Directors	James B. Archer President and Chief Executive Officer

NOTICE OF 2024 ANNUAL
MEETING OF STOCKHOLDERS
How to Vote

Your vote is very important.
Whether or not you plan to attend the Annual Meeting via live webcast, we hope you will vote as soon as possible. You can vote in person by attending the live webcast or by proxy. Registered holders may vote their shares by mail, while beneficial owners may vote by following the instructions provided by your broker, bank or other agent. See the “Information about the Virtual Annual Meeting and Voting” section for instructions on how to vote your shares.

Attend the meeting live via webcast
Submit your proxy by internet (proxyvote.com)
Request a printed copy of the proxy materials then complete, sign, date and return the proxy card in the envelope provided
By telephone at 1-800-690-6903

Date & Time	Virtual Meeting
May 23, 2024 10:00 a.m. Central Time	www.virtualshareholdermeeting.com/ THCORP2024
Items of Business		Board Voting Recommendation
Proposal 1	ELECT AS DIRECTORS THE NOMINEES LISTED IN THIS PROXY STATEMENT TO SERVE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED	“FOR”
Proposal 2	RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM	“FOR”
Proposal 3	APPROVE OR DISAPPROVE, BY ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	“FOR”
Proposal 4	DETERMINE THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	“EVERY YEAR”
Any action on the items of business described above may be considered at the Annual Meeting, at the time and on the date specified above, or at any time and date to which the Annual Meeting may be properly postponed or adjourned. We will also consider any other business items at the Annual Meeting that are properly proposed before adjournment.
Holders of record of our common stock as of the close of business on March 26, 2024 will be entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,
Heidi D. Lewis
Executive Vice President, General Counsel & Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 23, 2024:
This notice of annual meeting and proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2023 are available on our website at investors.targethospitality.com.

PROXY SUMMARY
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.
Who We Are
Founded in 1978, Target Hospitality Corp. (“Target Hospitality” or “Target”) builds, owns, and operates customized facilities for a range of end-users. In fact, we are one of the largest specialty rental and hospitality services companies in North America. We also offer a full suite of cost-effective hospitality solutions, including culinary and catering, concierge, laundry, recreational facilities, transportation, and security.
We own an extensive network of geographically relocatable specialty rental accommodation units.
with approximately ~16,843 beds	across 26 communities
2023 Performance Highlights
Our extraordinary 2023 results illustrate the strength in Target Hospitality’s operating position and commitment to our defined strategic initiatives. Under the leadership of our NEOs, we reported:
$563.6 million TOTAL REVENUE	$344 million ADJ. EBITDA(a)	$22.6 million INTEREST EXPENSE
$45.3 million CAPITAL EXPENDITURES (excluding acquisitions)	$142.6 million DISCRETIONARY CASH FLOW (“DCF”)(a)	Below 0.2x TOTAL NET LEVERAGE RATIO
Corporate Responsibility
At Target Hospitality we relentlessly care about delivering on the details and never backing down from a challenge and using resources responsibly and acting with integrity. We relentlessly care because we know we are capable of making a real difference.
Since 1978, we have been in the business of relentlessly serving others, and now we are on a journey to do our part in addressing environmental and social challenges within our communities.
People — supporting one another	Environment — strive to lessen our footprint	Safety — ensure our people and communities are protected	Governance — integrity at every level

(a)
Adjusted EBITDA and Discretionary Cash Flow are non-GAAP financial measures. For a discussion of our use of non-GAAP financial measures, including a reconciliation of (i) Adjusted EBITDA to net income (loss) and (ii) Discretionary Cash Flow to net cash provided by operating activities, please see the “Non-GAAP Financial Measures” section beginning on page 61 in Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2024 proxy statement	1

PROXY SUMMARY
We view our sustainable actions as an extension of our company’s core values:
Mission	Relentlessly Serving Others
Values
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Elevate the experience. Good is never good enough at Target Hospitality. In every setting, we seek to create the best possible experience — one that is safe, clean, comfortable and provides peace of mind. We take pride in the details and strive to exceed expectations every hour of every day.

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Pursue Excellence. We are passionate about service excellence, managed growth and continuous improvement. We take pride in leading our industry and leading by example. This dedication to leadership is founded on an unwavering commitment to providing consistent quality care to our guests and results-driven returns to our stakeholders.

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Act with integrity. At every level, task and location we act with integrity. Our leadership and business practices are governed rigorously with policies, codes of conduct and transparency. We strive to be a principled and sustainable corporate citizen who is welcome in all communities where we operate.

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Whatever it takes. We are tenacious problem solvers. No matter what the challenge, we never back down. Safely and proactively, we overcome the obstacles that can arise when caring for others in dynamic or demanding environments.

We believe that when our team is living these values, corporate responsibility comes naturally.
To demonstrate our commitment to corporate responsibility, we have dedicated full time resources to lead and execute our approach. Board oversight is the responsibility of the Nominating and Governance Committee. To help guide us in the definition of our strategy and the structure our reporting, we are following the Global Reporting Initiative (“GRI”) framework, the world’s most widely used sustainability reporting standard. Our materiality assessment has validated the topics within the GRI framework that are meaningful to, and promise to have the greatest impact on, the environment, our guests, employees, stakeholders, local communities and our bottom line. An assessment of our performance against this framework is currently underway and it is our intention to issue our inaugural Corporate Responsibility Report by mid-year 2024.
Our approach is broken down into four pillars:

PEOPLE	ENVIRONMENT	SAFETY	GOVERNANCE
Our diverse employees and network of partners support one another and the local communities in which we operate.	Our operations strive to enable our employees and customers to lessen their footprint.	Our processes and protocols are engrained throughout our operations to ensure our people and communities are protected.	Our company acts with integrity at every level and evolves through high standards of excellence.
Stockholder Outreach Highlights
We place significant importance on consistent dialogue with all our stockholders. We regularly engage in discussions with stockholders interested in our business strategy, performance, executive compensation, sustainability, governance, and other topics. During 2023, as part of our stockholder outreach, we engaged with stockholders representing over 80% of outstanding share ownership in conversations on strategy, business development, and governance who provided us valuable insights.
2	investors.targethospitality.com

PROXY SUMMARY
Corporate Governance Highlights
WHAT WE DO

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Separate Chairman of the Board and Chief Executive Officer positions

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Regular meetings of our non-management and independent directors

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Independent executive compensation consultant hired by and reporting to the Compensation Committee

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Stock ownership guidelines for directors and officers

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Annual Board and Committee evaluation process

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Majority voting policy

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Board diversity

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Active Board oversight of Enterprise Risk Management including cybersecurity

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NACD – Full Board corporate membership to help strengthen director commitment and boardroom practices

WHAT WE DO NOT DO
■ No pledging or hedging of our common stock by directors or executive officers ■ No excise tax gross ups	■ No single-trigger acceleration of benefits upon change in control (“CIC”) and severance
Board Composition and Skills Composite
Director Nominees	Director Since	Age	Principal Occupation	Independent	Committee Memberships
					AC	CC	NCGC
James B. Archer	2019	53	President & CEO Target Hospitality
John C. Dorman	2024	73	Former Chair Online Resources Corporation	■
Alex Hernandez	2023	46	Former President and CEO of Talen Energy Corporation	■
Martin L. Jimmerson	2019	60	CEO and CFO of NorAm Drilling Company	■
Linda Medler	2022	67	Retired Brigadier General U.S. Air Force; Founder, President & CEO of LA Medler & Associates, LLC	■
Pamela H. Patenaude	2021	63	Former Deputy Secretary of the U.S. Department of Housing and Urban Development; Principal of Granite Housing Strategies, LLC	■
Stephen Robertson	2019	63	Chair of the Board & Co-founder of TDR Capital
AC = Audit Committee   CC = Compensation Committee   NCGC = Nominating, Corporate Governance Committee
= Committee Chair      = Committee Member      = Board Chair
2024 proxy statement	3

PROXY SUMMARY
Our Board has a diverse set of skills and experiences that enhances their ability to oversee the management and direction of our Company.
The subsequent descriptions emphasize the skills and experiences, as self-reported by each director, that align with our Company’s characteristics and strategic priorities. It’s important to note that, while directors not included in a specific category may possess a foundational understanding of the area, this presentation solely focuses on directors with expert or advanced levels of experience in the respective areas.
Competency	Directors advanced or expert
Leadership/Business Head/Administration experience is important since directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	7
Business Operations experience gives directors a practical understanding of developing, implementing, and assessing our operating plan and business strategy.	7
Corporate Governance experience supports our goals of strong Board and management accountability, transparency, and protection of shareholder interests.	7
Environmental/Sustainability/Corporate Responsibility experience strengthens the Board’s oversight and assures that strategic business imperatives and long-term value creation for shareholders are achieved within a responsible, sustainable business market.	4
Safety experience supporting the Company’s safety initiatives and regulatory compliance.	5
Finance/Capital Allocation/Risk Management experience is important in evaluating our financial statements and capital structure and overseeing the risks facing the Company.	7
Financial Expertise/Literacy experience assists our directors in understanding and overseeing our financial reporting and internal controls and demonstrates understating of financial reporting and regulatory requirements regarding financial performance and disclosure and the ability to assess the implications of financial statements and auditor’s reports.	5
Government/Public Policy experience is relevant to the Company as it operates in a business segment that is directly affected by governmental actions.	5
Marketing/Sales experience is relevant to the Company as it seeks to identify and develop new markets for its financial products and services.	3
4	investors.targethospitality.com

PROXY SUMMARY
Competency	Directors advanced or expert
Strategy is important to the Company as it looks for forward thinking experience with a knowledge of potential changes and trends facing the industry and with the ability to critically assess business strategies and operations; forward-thinking innovation including those that produce new solutions or efficiencies in business models, products or operational excellence; experience with planning, evaluation and implementation of strategic outcomes; focus on long-term goals and strategic outcomes, as separate from day to day management operational experience.	6
M&A/Capital Markets is relevant to the Company as the Company seeks to diversify and expand its business and to increase its capital; experience in analyzing, identifying and evaluating corporate development opportunities.	5
Cybersecurity/IT Experience with design and implementation, or oversight of the design and implementation, of enterprise-wide information technology systems, client-based digital infrastructures, data analytics, privacy and cybersecurity strategy and policies.	3
Human Resource/Executive Performance Review/Talent Management is important to the Company as it contributes to understanding of human resource/personnel considerations and issues for executive recruitment, compensation structures and performance review among public sections.	6
Board/Committee Experience and Teamwork is important to the Company as it supports a strong culture of understanding, collaboration, and engagement among the team members.	6
Cautionary Statement Regarding Forward Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements other than statements of historical or current facts, including statements regarding environmental and other sustainability plans, goals, and aspirations, made in this document are forward-looking. Forward-looking statements are based on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, strategic objectives, projections, anticipated economic changes and trends, and other conditions. When used in this proxy statement, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Important factors that could cause actual results to differ materially from our expectations or estimates reflected in such forward looking statements are disclosed under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
2024 proxy statement	5

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 1: ELECTION OF
DIRECTORS
PROPOSAL 1 SNAPSHOT
Stockholders are being asked to elect the seven director nominees named in this proxy statement for a one-year term.
The Board has nominated the seven individuals below to stand for election for a one-year term expiring at the annual meeting of stockholders in 2025:
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James B. Archer

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John C. Dorman

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Alex Hernandez

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Martin L. Jimmerson

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Linda Medler

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Pamela H. Patenaude

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Stephen Robertson

If a nominee is unable to serve, the Board may identify a substitute nominee or nominees. If that occurs, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Messrs. Archer, Dorman, Hernandez, Jimmerson, and Robertson and Mses. Medler and Patenaude are each present directors of our Company. Biographical information about each of our directors is contained in the section below.

The Board recommends you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

Snapshot of Our Board
Demographic, Ethnic & Gender Diversity	Age	Independence

Average Age = 61
6	investors.targethospitality.com

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD STRUCTURE
Our Board consists of seven members. Each director is elected to serve a one-year term, with all directors subject to annual election.
Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
DIRECTOR NOMINEE BIOGRAPHIES
Our business and affairs are overseen by our Board, which currently consists of seven members. Set forth below are the biographies of each of our current directors.
James B. Archer
Director Since: 2019	Age: 53

Mr. Archer joined Target in 2009 as Chief Operating Officer and has been in his role as CEO of Target since 2014.
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With 25 years in the specialty rental and hospitality industries, Mr. Archer is a proven leader with a track record of success in executive management.

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Mr. Archer began with GE Capital Modular Space and then Resun Leasing from 1994 – 2004 where he primarily served in Senior Leadership roles ranging from Senior Vice President, VP of Operations and VP of Sales, before holding COO positions at other specialty rental and manufacturing companies.

The Board believes that Mr. Archer’s insight into our Company and industry from his role as our president and CEO, together with his leadership and business experience, enable him to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Leadership	Operations	Corporate Governance	Sustainability	Safety	Finance/Risk Management	Financial Expertise/ Literacy	Government	Marketing / Sales

Strategy	M&A	Human Resources / Talent Management	Board Expertise
2024 proxy statement	7

PROPOSAL 1: ELECTION OF DIRECTORS
John C. Dorman
Independent Director Since: February 2024 Age: 73
Committees: Audit, Nominating & Corporate Governance
Other U.S. Public Company Directorships within last five years:
loanDepot, Inc., SmartRent, Inc. and CoreLogic, Inc. (former)
Other Select Directorships: DeepDyve, Inc., LandGate LLC

Mr. Dorman is a serial entrepreneur with multiple successes in building software and services companies in the financial technology sector.
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Mr. Dorman previously served as a director of Online Resources Corporation, a developer and supplier of electronic payment services, from May 2009 until it was sold to ACI Worldwide, Inc. in March 2013, and as its Chair from June 2010 until the sale. Dorman also previously served as Co-Chair of Online Resources Corporation from January 2010 to June 2010, and as Interim Chief Executive Officer from April 2010 to June 2010.

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From October 1998 to August 2003, he served as Chief Executive Officer of Digital Insight Corporation, a provider of software-as-a-service for online banking and bill payment for financial institutions, and served on the board of directors of Digital Insight until the company was acquired in 2007 by Intuit, Inc.

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Mr. Dorman served as Senior Vice President of the Global Financial Services Division of Oracle Corporation from August 1997 to October 1998; and Chair and Chief Executive Officer of Treasury Services Corporation, a provider of modeling and analysis software for financial institutions, from 1983 to 1997.

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Mr. Dorman earned a B.A. in Business Administration and Philosophy from Occidental College and an M.B.A. in Finance from the University of Southern California.

The Board believes that Mr. Dorman’s entrepreneurial spirit and extensive business and financial management experience enable him to provide meaningful guidance in the execution and formulation of the Company’s strategy.
Key Qualifications and Skills:

Leadership	Operations	Corporate Governance	Sustainability	Finance/Risk Management	Financial Expertise/ Literacy	Government	Marketing / Sales

Strategy	M&A	Cybersecurity	Human Resources / Talent Management	Board Expertise
8	investors.targethospitality.com

PROPOSAL 1: ELECTION OF DIRECTORS
Alex Hernandez
Independent Director Since: 2023	Age: 46 Committees: Audit, Compensation

Mr. Hernandez is an accomplished leader with over 20 years of experience in the power, utilities, renewables, nuclear, industrials and data center infrastructure sectors.
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From November 2021 through May 2023, Mr. Hernandez served as President, Chief Executive Officer and director Talen Energy Corporation, one of the largest competitive power companies in North America, as well as Chief Executive Officer of Cumulus Data, Inc., Talen Energy Corporation’s data center business which he founded, having previously served in various roles, including Chief Financial Officer of Talen Energy Corporation.

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From 2014 until 2015, Mr. Hernandez served as Chief Financial Officer, TerraForm Power Inc., which was sold to Brookfield Renewable Partners L.P.

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Earlier in his career, Mr. Hernandez worked for approximately 10 years, including as a managing director, at Goldman Sachs & Co., having joined the firm in 2005.

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Mr. Hernandez earned a Bachelor of Arts degree from Rice University, Bachelor of Science degree from the London School of Economics (general course), and a Master of Business Administration degree from Columbia University.

The Board believes that Mr. Hernandez’s experience in finance, financial reporting, strategic planning, forecasting and M&A enable him to provide meaningful guidance to our Board and Audit Committee.
Key Qualifications and Skills:

Leadership	Operations	Corporate Governance	Sustainability	Safety	Finance/Risk Management	Financial Expertise/ Literacy	Strategy	M&A

Human Resources / Talent Management
2024 proxy statement	9

PROPOSAL 1: ELECTION OF DIRECTORS
Martin L. Jimmerson
Independent Director Since: 2019	Age: 60 Committees: Audit (Chair), Compensation

Mr. Jimmerson is currently the CEO and CFO of NorAm Drilling Company, which owns and operates rigs for drilling of horizontal wells in the U.S.
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Mr. Jimmerson joined NorAm Drilling Company in January 2017 as CFO and Interim CEO. Prior to that, he served as the Senior Vice President and CFO and later the Interim CEO and President of RigNet, Inc., from 2006 to June 2016, a global technology company that provides communications services, applications, real-time machine learning, and cybersecurity solutions.

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Mr. Jimmerson worked for River Oaks Imaging & Diagnostic, LP, a company that provides full modality technical diagnostic services using magnetic resonance imaging and other diagnostic equipment, as their CFO from 2002 to 2005.

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Mr. Jimmerson received a bachelor’s degree in accounting from Baylor University.

The Board believes that through Mr. Jimmerson’s experience in senior executive positions, he has significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. Further, his experience qualifies him as an “audit committee financial expert.” He currently serves as the chair of the Audit Committee and, as the chair, he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions thus enabling him to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Leadership	Operations	Corporate Governance	Safety	Finance/Risk Management	Financial Expertise/ Literacy	M&A	Board Expertise
10	investors.targethospitality.com

PROPOSAL 1: ELECTION OF DIRECTORS
Linda Medler
Independent Director Since: 2022 Age: 67
Committees: Audit, Nominating & Corporate Governance
Other U.S. Public Company Directorships within last five years:
PNC Financial Services Group
Other Select Directorships: Transamerica Insurance (AEGON North America), CommonSpirit Health, Arizona Cyber Threat Response Alliance (former), Operation Homefront (former)

Ms. Medler has more than 20 years of experience managing cutting-edge cyber and technology strategies for highly regulated public and private financial institutions as well as within the highest levels of government.
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In 2014, Ms. Medler completed 30 years of total military service, including 27 years of service in the U.S. Air Force, retiring as a Brigadier General. Her last position held was Director of Capability and Resource Integration for the United States Cyber Command.

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She currently is Founder, President and CEO of L A Medler & Associates, LLC, providing cyber strategy and operational consulting services to a variety of commercial clients.

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Ms. Medler previously served from June 2015 to December 2017 as the Chief Information Security Officer and Director of IT Security for Raytheon Missile Systems, a major business unit of Raytheon company (now Raytheon Technologies), a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. She remained at Raytheon as a Cyber Advisor until 2018. During her Air Force military service, from 1987 to 2014, she served in a myriad of leadership positions, and commanded units at the Squadron, Group and Wing level, as well as serving multiple assignments for the Joint Chiefs of Staff.

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Ms. Medler currently sits on the board of directors for PNC Financial Services Group, Transamerica Insurance (AEGON North America), and Common Spirit Health, one the largest national non-profit healthcare systems. She previously served as a director for Operation Homefront, a national nonprofit supporting Veterans and their families from 2015 — 2023.

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Since 2020, she’s chaired the Transamerica Risk Committee, and additionally serves on a number of other board committees for the firms where she is a director, including risk, compliance, technology, audit, and nomination and governance committees.

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Ms. Medler received a BBA in Management & Computer Information Systems from the University of Arkansas at Little Rock, an MS in National Security & Strategic Studies from the Naval War College, and an MBA in Management Information Systems Concentration from the University of Arizona.

The Board believes that Ms. Medler’s experience in enterprise risk oversight, cyber risk mitigation and serving in critical positions across government, private and non-profit organizations will enhance the Company’s ability to pursue strategic value-added growth opportunities within these segments, while building on the Company’s reputation as a trusted provider of critical support services to the United States Government, and thus provide meaningful guidance to our Board.
Further, she is a National Association of Corporate Directors (“NACD”) Certified Director and NACD Leadership Fellow as well as a Certified Technical Expert through the Digital Directors Network.

Key Qualifications and Skills:

Leadership	Operations	Corporate Governance	Safety	Finance/Risk Management	Government	Strategy	Cybersecurity	Human Resources / Talent Management

Board Expertise
2024 proxy statement	11

PROPOSAL 1: ELECTION OF DIRECTORS
Pamela H. Patenaude
Independent Director Since: 2021 Age: 63
Committees: Compensation (Chair), Nominating & Corporate Governance (Chair)
Other U.S. Public Company Directorships within last five years:
loanDepot, Inc., CoreLogic, Inc. (former)
Other Select Directorships: Home Builders Institute, Habitat for Humanity International, Bipartisan Policy Center, Center Creek’s Social Impact Advisory Board for Center Creek Housing Fund; National Housing Conference

Ms. Patenaude is an accomplished real estate, housing policy, and disaster recovery expert with a four-decade record of achievement as an executive in government, nonprofit sector, and private industry.
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Ms. Patenaude is an Independent Director of loanDepot, Inc. and a member of the Audit Committee.

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Ms. Patenaude is a member of the Social Impact Advisory Board for Center Creek Housing Fund. Ms. Patenaude is also a Trustee and Chair of the Home Builders Institute (HBI). Additionally, she serves on the Board of Directors for Habitat for Humanity International as well as the Board of Directors for the Bipartisan Policy Center and serves on the Board of Governors for the National Housing Conference.

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Ms. Patenaude is Principal of Granite Housing Strategies, LLC, serving as a strategic advisor for clients engaged in real estate development, affordable housing, and disaster recovery management. Ms. Patenaude served as an Independent Director of CoreLogic, Inc. and was a member of the Audit, Compensation, and Strategic Planning and Acquisition Committees.

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Ms. Patenaude served as the Deputy Secretary of the U.S. Department of Housing and Urban Development (HUD). As HUD’s Chief Operating Officer, Ms. Patenaude managed the day-to-day operations of the $52 billion cabinet level agency with a diverse portfolio of federal housing and community development programs and 7,000 employees.

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Prior to rejoining HUD, Ms. Patenaude served as the President of the J. Ronald Terwilliger Foundation for Housing America’s Families. Previously, Ms. Patenaude was the Director of Housing Policy for the Bipartisan Policy Center. Ms. Patenaude also served as Executive Vice President of the Urban Land Institute (ULI) and Founding Executive Director of the ULI Terwilliger Center for Housing.

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Earlier in her career, Ms. Patenaude served as Assistant Secretary for Community Planning and Development at HUD.

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Ms. Patenaude earned a Bachelor of Science degree from Saint Anselm College and a Master of Science degree in Community Economic Development from Southern New Hampshire University.

The Board believes that Ms. Patenaude’s experience serving as a senior executive in both the federal government and nonprofit organizations enhances our ability to pursue high economic growth opportunities and builds on the foundation the Company has created as an established provider of essential service offerings to the United States Government. She is NACD “Director Certified”. Her diverse experience and NACD certification will provide meaningful guidance to the Nominating and Corporate Governance Committee as Chair, Compensation Committee as Chair as well as to our Board as the Company executes its growth strategy.
Key Qualifications and Skills:

Leadership	Operations	Corporate Governance	Finance/Risk Management	Government	Strategy	Human Resources / Talent Management	Board Expertise
12	investors.targethospitality.com

PROPOSAL 1: ELECTION OF DIRECTORS
Stephen Robertson
Chairman of the Board Since: 2019 Director Since: 2019	Age: 63 Other U.S. Public Company Directorships within last five years: WillScot Mobile Mini Holdings Corp. (former)

Mr. Robertson co-founded TDR Capital, a London-based private equity firm with more than €8 billion of committed capital and currently serves as a Senior Advisor.
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As a founding partner of TDR Capital, he has experience in serving on numerous company boards and the firm’s strategic investment decisions, including acquisitions, capitalizations and monetizations.

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Prior to co-founding TDR in 2002, Mr. Robertson was managing partner at DB Capital Partners, where he helped build the European leveraged buyout arm of Deutsche Bank into a leading buyout firm in Europe. He also previously spent a year as managing director of European Leveraged Finance at Merrill Lynch and nine years as managing director of European Leveraged Finance at Bankers Trust.

The Board believes that Mr. Robertson’s extensive board service and experience with mergers and acquisitions, private equity and leverage finance, together with his broad knowledge of our Company and the industrial services industry, enable him to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Leadership	Operations	Corporate Governance	Sustainability	Safety	Finance/Risk Management	Financial Expertise/ Literacy	Government	Marketing / Sales

Strategy	M&A	Cybersecurity	Human Resources / Talent Management	Board Expertise
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DIRECTOR NOMINATIONS
Process for Nominating Directors
SOURCING CANDIDATES	The Nominating and Corporate Governance Committee solicits and receives recommendations for potential director candidates from stockholders, management, directors and other sources.
CRITERIA	The Nominating and Corporate Governance Committee will select nominees based on independence, reputation, integrity, diversity of experience and background, depth of business experience, familiarity with national and international business matters, familiarity with the Company’s industry, other professional commitments, the ability to exercise sound judgment, and other relevant factors.
EMPHASIS ON DIVERSITY	The Board values the full breadth of diversity of personal factors and professional characteristics and believes that board diversity of all types provides significant benefits to the Company. The Nominating and Corporate Governance Committee Charter specifically focuses on its desire to seek diverse Board membership that is representative of our business, stockholders, customers, and employees. In order to build and maintain a group of directors that provides effective oversight of the management of the Company, the Nominating and Corporate Governance Committee considers the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of varied professional experience, skills, knowledge, viewpoints and personal backgrounds in light of the Company’s current and expected future needs.
RESULTS	Over the past year, members of the Nominating and Corporate Governance Committee have continued their outreach to potential director candidates with a wide range of personal factors and professional characteristics, such as Government services expertise, that could be valuable additions to our Board and have undertaken to include individuals from a variety of diverse backgrounds, unique perspectives and talents in each pool from which we select new director nominees. As of the Record Date, two of our directors are women, one of which is the Chair of both the Nominating and Corporate Governance Committee and Compensation Committee, one director is a veteran, and one director identifies as Hispanic. Our Board also displays age diversity, with an average age of 61 years of age. Our Board and Nominating and Corporate Governance Committee remain committed to actively seeking out candidates who strengthen the diversity of viewpoints on our Board.
Stockholder Nominations
The Nominating and Corporate Governance Committee considers unsolicited inquiries and director nominees recommended by stockholders in the same manner as nominees from all other sources. Recommendations should be sent to:
Corporate Secretary 9320 Lakeside Boulevard, Suite 300 The Woodlands, Texas 77381
Stockholders may nominate a director candidate to serve on the Board by following the procedures described in our bylaws.
Deadlines for stockholder nominations for Target Hospitality’s 2025 annual meeting of stockholders are included in the “Stockholder Proposals and Director Nominations for the 2025 Annual Meeting” section on page 70.
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BOARD REFRESHMENT
As part of our commitment to effective corporate governance and ensuring the continued success, the Board believes that board refreshment is a crucial aspect of maintaining a dynamic and diverse leadership team that can adapt to the evolving needs of our business and industry. This process is designed to enhance the Board’s effectiveness, foster diversity of thought, and align the skills and expertise of its members with the strategic objectives of the Company.
Objectives of Board Refreshment
■
Skillset Alignment: Ensure that the collective skills and expertise of the Board align with the current and future strategic needs of the Company.

■
Succession Planning: Identify and develop potential future leaders within the Board to ensure a smooth transition of responsibilities when necessary.

■
Diversity and Inclusion: Promote diversity in all its forms, including but not limited to professional background, industry experience, and personal background to bring a wide range of perspectives to board discussions.

Board Refreshment Process
The process of board refreshment is thorough and involves the following key steps:
■
Regular and On-going Assessment: The Nominating and Governance Committee conducts regular assessments to evaluate the skills, experience, and contributions of each current board member. This assessment is not limited to once a year, but on an ongoing basis.

■
Identifying Gaps: The Nominating and Governance Committee endeavors to identify any gaps in skills or expertise that may arise due to changes in the business environment, industry trends, or company strategy.

■
Search and Recruitment: When a need for new directors is identified, the Nominating and Governance Committee conducts a thorough search and recruitment process to identify candidates with the requisite skills and qualifications.

■
Onboarding: Newly appointed directors undergo a comprehensive onboarding process to familiarize themselves with the Company’s culture, operations, strategy, and governance practices.

Recent Board Changes
In the past year and the beginning of 2024, the Board has actively engaged in a comprehensive refreshment process, facilitated by a prominent executive search firm, to ensure that the Board possesses the optimal blend of skills, experience, and diversity essential for effective oversight and value creation for stockholders. This meticulous process resulted in the appointment of two independent directors, Mr. Hernandez and Mr. Dorman, who bring complementary skills, including financial expertise, to bolster the Company’s ongoing growth. Notably, Mr. Dorman contributes extensive experience from his service on multiple boards of public companies, enhancing the Board’s overall expertise. These changes are part of an overall transition of the Board, along with the departures of Mses. Faulkenberry and Berry, and Mr. Sagansky.
The Board believes that a well-refreshed board is essential for driving sustainable business growth and maximizing stockholder value. The Nomination and Governance Committee, in collaboration with the full Board, remains dedicated to maintaining a skilled and forward-thinking group of directors to guide us into the future.
Director Orientation and Ongoing Director Education
The Company is committed to ensuring that its directors are well-equipped to fulfill their roles effectively. Newly appointed directors participate in a comprehensive orientation program designed to familiarize them with the Company’s business operations, governance structure, and key policies. This orientation includes meetings with senior management, an overview of the Company’s strategic plans, and a review of
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PROPOSAL 1: ELECTION OF DIRECTORS
relevant regulatory requirements. The goal of this program is to provide directors with the necessary insights to contribute meaningfully to the Board’s deliberations from the outset.
As part of our commitment to board excellence, directors are encouraged to engage in ongoing education programs, including NACD, to stay abreast of industry developments and emerging governance issues. The Company provides resources for directors to attend external training programs, seminars, and conferences. Additionally, the Board periodically organizes internal briefings and training sessions to address specific topics relevant to the Company’s strategic priorities and governance practices.
Board Meeting Attendance
BOARD AND COMMITTEE MEETINGS
Directors are expected to participate in (including through remote communications) all meetings of the Board and each Committee on which they serve. In 2023, the Board and each Committee held the following number of meetings:

FULL BOARD OF DIRECTORS	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
9 MEETINGS	5 MEETINGS	5 MEETINGS	3 MEETINGS
97% attendance	100% attendance	100% attendance	100% attendance
Other Meetings
We regularly schedule executive sessions and independent executive sessions in which non-executive directors meet without the presence or participation of non-independent directors and/or management, including our CEO.
Directors are generally expected to attend our annual stockholders’ meetings. At our 2023 Annual Meeting of Stockholders at least 75% of our directors were in attendance.
COMMITTEES OF THE BOARD OF DIRECTORS
Committee Membership

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
■ Martin L. Jimmerson (Chair) ■ John C. Dorman ■ Alex Hernandez ■ Linda Medler	■ Pamela H. Patenaude (Chair) ■ Alex Hernandez ■ Martin L. Jimmerson	■ Pamela H. Patenaude (Chair) ■ John C. Dorman ■ Linda Medler
Each standing Committee of our Board operates under a written charter. The Committee charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own charter amendment and submits it and recommends action by the Board.
A copy of each Committee charter is available on our corporate website at
https://investors.targethospitality.com/governance/.
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AUDIT COMMITTEE		MEETINGS IN 2023: 5
MARTIN L. JIMMERSON (CHAIR)	JOHN C. DORMAN	ALEX HERNANDEZ	LINDA MEDLER
PRIMARY RESPONSIBILITIES:
■
the integrity of our financial reporting process and internal control system;

■
the independence and performance of our independent registered public accounting firm;

■
the disclosure controls and procedures established by management; and

■
risk assessment, including technology and cybersecurity, and risk management policies and practices.

In discharging these responsibilities, the Audit Committee, among other things:
■
appoints, oversees and retains our independent registered public accounting firm;

■
reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

■
oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;

■
approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

■
reviews and discusses our periodic reports filed with the SEC;

■
reviews and discusses our earnings press releases and communications;

■
oversees our internal audit activities;

■
oversees our disclosure controls and procedures and reviews our internal controls over financial reporting;

■
reviews and discusses risk assessment, including technology and cybersecurity, and risk management policies and practices;

■
oversees the administration of our Code of Business Conduct and Ethics and other ethics policies; reviews, discusses and approves related-party transactions;

■
establishes procedures for the receipt, retention and treatment of complaints received by the Company through authorized whistleblower channels regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

■
administers the policy with respect to the hiring of former employees of our independent registered public accounting firm.

■
In addition, the Audit Committee performs an annual self-evaluation, reviews its charter and recommends changes to the Board for approval, and prepares the audit committee report required to be included in our annual proxy statement.

INDEPENDENCE
The Board has determined that all the Audit Committee members are non-employee directors, and all meet the independence and financial competency standards of Nasdaq, the SEC and our Corporate Governance Guidelines. Further, the Audit Committee has more than one Audit Committee Financial expert and desires to name Mr. Jimmerson as the Audit Committee’s named expert.
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COMPENSATION COMMITTEE		MEETINGS IN 2023: 5
PAMELA H. PATENAUDE (CHAIR)	ALEX HERNANDEZ	MARTIN L. JIMMERSON
PRIMARY RESPONSIBILITIES:
■
reviewing non-executive director compensation and recommending changes to the Board for approval;

■
reviewing and approving the compensation of our CEO and other executive officers;

■
administering our equity-based compensation plans and approving awards thereunder;

■
establishing objective performance goals, individual award levels and operative and subjective performance measures, and overseeing all aspects of executive officer incentive compensation;

■
reviewing and approving employment, consulting and other contracts, or arrangements with present and former executive officers;

■
developing policies for the recovery of erroneously paid compensation;

■
overseeing the process relating to succession planning for our CEO and other executive officers;

■
reviewing the compensation disclosures in the annual proxy statement and annual report on Form 10-K filed with the SEC and discussing the disclosures with management;

■
overseeing the Company’s human capital function, including as it relates to culture, management development and diversity; and

■
submitting all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to a vote of stockholders if required.

■
In addition, the Compensation Committee performs an annual self-evaluation, reviews its charter and recommends changes to the Board for approval.

INDEPENDENCE & OTHER MATTERS
The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors. In making its determination, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including:
■
the source of such director’s compensation;

■
any consulting, advisory or other compensatory fees paid by the Company to the director; and

■
any other affiliations the director has with the Company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.

The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. Only members of the Compensation Committee vote on matters before that Committee.
Compensation Consultant
Under its charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. The Compensation Committee retained Frederic W. Cook & Company (“FW Cook”) as its
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PROPOSAL 1: ELECTION OF DIRECTORS
independent compensation consultant. The Compensation Committee periodically evaluates FW Cook’s independence from management and directors, taking into consideration all relevant factors, including any conflicts of interest and the independence factors specified in SEC regulations and Nasdaq listing rules.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee serves as, or has in the prior three years served as, one of our officers or employees at any time. None of our executive officers serves as, or in the prior three years has served as, a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or the Compensation Committee.
NOMINATING & CORPORATE GOVERNANCE COMMITTEE		MEETINGS IN 2023: 3
PAMELA H. PATENAUDE (CHAIR)	JOHN C. DORMAN	LINDA MEDLER
PRIMARY RESPONSIBILITIES:
■
identifying and qualifying the annual slate of directors for nomination by the Board;

■
considering director candidates recommended by stakeholders;

■
assessing the independence of our directors;

■
identifying and qualifying the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board;

■
identifying and qualifying candidates to fill vacancies occurring between annual meetings of stockholders for election by the Board;

■
monitoring compliance with, and reviewing proposed changes to, our Corporate Governance Guidelines, the Committee charters, and other policies and practices relating to corporate governance for submission to the Board for approval;
■
monitoring and reviewing responses to stockholder communications with non-management directors together with the Chairman of the Board;

■
review our position and practices on significant issues of corporate public responsibility, such as ESG; and

■
overseeing the process for director education and Board and Committee self-evaluations.

■
In addition, the Nominating and Corporate Governance Committee performs an annual self-evaluation, reviews its charter and recommends changes to the Board for approval.

INDEPENDENCE
The Board has determined that all Nominating and Corporate Governance Committee members are non-employee directors and qualify as independent directors.
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PROPOSAL 1: ELECTION OF DIRECTORS
Director Compensation
In 2023, the annual compensation package for our non-executive directors consisted of:
Position	Cash Amount	Restricted Stock Units (“RSUs”) (one year vesting)
Retainers
Non-Executive Chair through May 17, 2023(1)	$250,000	$250,000
Non-Executive Chair beginning May 18, 2023(1)	$150,000	$150,000
All Other Non-Executive Directors	$80,000	$115,000
Special Committee Member(2)
One time retainer	$20,000	—
Monthly retainer	$10,000
Committee Chair Retainers
Audit Committee	$25,000	—
Compensation Committee	$25,000	—
Nominating and Corporate Governance Committee	$25,000	—
Special Committee Chair(2)
One time retainer	$30,000	—
Monthly retainer	$15,000
Other	Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.

(1)
Beginning May 18, 2023, the following change occurred to Director’s compensation: (1) the non-executive Chair’s retainer fee decreased by $100,000 to $150,000 and (2) the non-executive Chair’s RSU grant decreased by $100,000 to $150,000.

(2)
Certain Directors were compensated for their service on a special committee of the Board convened in July 2023. The special committee was dissolved in October 2023.

We remain committed to ensuring that our compensation structure for our non-executive directors appropriately adjusts for varying levels of responsibilities and time commitments and that the overall annual compensation package enables us to attract and retain qualified and experienced individuals to serve as non-executive directors and to align our director’s interests with those of our stockholders.
2023 Non-Executive Director Compensation Table
Position	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Joy Berry	$80,000	$115,000	—	$195,000
Alex Hernandez(1)	$111,668	$105,256	—	$216,924
Martin L. Jimmerson	$150,806	$115,000	—	$265,806
Linda Medler	$125,806	$115,000	—	$240,806
Pamela H. Patenaude	$154,437	$115,000	—	$269,437
Stephen Robertson(2)	$183,973	$150,000	—	$339,973
Jeff Sagansky(3)	$90,041	$115,000	—	$205,041
Barbara Faulkenberry(3)	$37,260	$115,000	—	$152,260

(1)
Mr. Hernandez joined the Board on June 19, 2023.

(2)
In accordance with the internal policies of TDR Capital, fees and awards paid to Mr. Robertson, in his capacity as non-executive director, were transferred to an affiliate of TDR Capital.

(3)
On June 19, 2023 and November 9, 2023, Ms. Faulkenberry and Mr. Sagansky resigned from the Board, respectively. Mr. Sagansky forfeited his stock award granted on May 18, 2023 upon resignation.

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Board Election & Leadership Structure
Directors are elected by a plurality of the votes cast for such director. As detailed further under our Majority Voting Policy below, if an incumbent director does not receive a greater number of “for” votes than “withheld” votes, then such director must tender his or her resignation to the Board for its consideration.
The Board’s policy is that the Chairman of the Board must be a non-employee director. The Nominating and Corporate Governance Committee and the Board believe that this leadership structure is the most appropriate one for the Company at this time, as it allows our CEO to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing the Chairman to focus on leading the Board, providing its advice and counsel to the CEO, and facilitating the Board’s independent oversight of management.
The Board’s Role in Risk Oversight
Each committee reports on discussions of the applicable risks to the Board during the committee reports portion of each meeting of the Board, as appropriate. The Board considers each committee’s report, and incorporates the insight provided by the reports into its overall risk management analysis.
Board of Directors

The Board oversees the risk management of our Company. In particular, the Board is responsible for monitoring and assessing strategic, operations and other risk exposures, including a determination of the nature and level of risk appropriate for us. The Board administers its oversight of our material risks directly through the Board as a whole, as well as through the committees of Board.

Audit Committee
The Audit Committee, in addition to overseeing financial report and control risks, is responsible for reviewing and discussing risk assessment and risk management policies and practices. Further, the Audit Committee receives updates at every regularly scheduled meeting on technology and cybersecurity risks from management and reviews how we are executing against our cybersecurity framework. From time to time, the Audit Committee may receive updates on efforts regarding data loss prevention, regulatory compliance, data privacy, threat and vulnerability management, cyber-crisis management, or other topics, as applicable.
Compensation Committee The Compensation Committee oversees risks related to our executive compensation plans and arrangements and in doing so considers gender and other protected groups’ pay equality.
Nominating &
Corporate Governance
Committee
The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board, potential conflicts of interest and corporate responsibility.

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PROPOSAL 1: ELECTION OF DIRECTORS
DUTIES & RESPONSIBILITIES OF THE CHAIRMAN

■
Presides at all meetings of the Board

■
Encourages and facilitates active participation of all directors

■
Serves as a liaison between the non-executive directors and our CEO

■
Approves Board meeting materials for distribution

■
Approves Board meeting schedules and agendas

■
Has the authority to call meetings of the directors

■
Leads in coordination with the Compensation Committee Chair the Board’s annual evaluation of our CEO

■
Monitors and coordinates with management on corporate governance issues and developments

Corporate Governance Guidelines
Our Board has adopted Amended and Restated Corporate Governance Guidelines that reflect its commitment to oversee the effectiveness of policy and decision-making at the Board and management level, with a view to enhancing stockholder value over the long-term. Our Corporate Governance Guidelines are available online at https://investors.targethospitality.com/governance/.
Majority Voting Policy
An incumbent director who receives a greater number of votes “withheld” from his or her election than votes “for” such election in an uncontested election shall, within five days following the certification of the election results, tender his or her written resignation to the Chair of the Board for consideration by the Nominating and Corporate Governance Committee. The Corporate Governance Committee shall consider such resignation and, within 45 days following the date of the stockholder meeting at which the election of directors occurred, shall make a recommendation to the Board concerning the acceptance or rejection of such resignation.
Following the Board’s decision on the Nomination and Corporate Governance Committee’s recommendation, the Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.
Codes of Business Conduct & Ethics
Our Board has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements our Code of Business Conduct and Ethics and applies to our CEO, principal financial officer, principal accounting officer and controller. Our Code of Business Conduct & Ethics sets forth policies and expectations on a number of topics, including, but not limited to, conflicts of interest, compliance with laws, corporate opportunities, competition and fair dealing, equal opportunity, health and safety, protection and proper use of Company assets, political contributions and other business practices. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available online at https://investors.targethospitality.com/governance/.
If the Board grants a waiver under our Code of Business Conduct and Ethics to any director, executive officer or senior financial officer, or we make any substantive amendment to the Code of Business Conduct and Ethics or grant any waiver thereunder to a covered officer, we will promptly disclose the nature of the applicable waiver or amendment on our website.
Human Rights Policy
The Company supports universal human rights and is committed to ensuring its employees and stakeholders are treated with dignity and respect. We acknowledge and respect the principles contained
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PROPOSAL 1: ELECTION OF DIRECTORS
in the United Nations Universal Declaration of Human Rights and the United Nations Guiding Principles on Business and Human Rights. Our Human Rights Policy, available at https://investors.targethospitality.com/governance/ reflects the Company’s commitment to conduct its business in a manner consistent with these principles and to respect human rights within the Company’s sphere of influence. The Company expects the same of its business partners and urges them to adopt similar policies within their own organizations.
Prohibition against Hedging and Pledging
Pursuant to our Corporate Governance Guidelines, Directors and Section 16 officers are not permitted to speculate or hedge their interests in our stock. Therefore, Directors and Section 16 officers are prohibited from entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the Company’s stock price. Notwithstanding such prohibition, certain transactions may be authorized if determined by the Board to be in the best interests of the Company. Further, directors and officers shall not, directly or indirectly, pledge, hypothecate, or otherwise encumber our securities as collateral for indebtedness or any other obligation. This prohibition includes, but is not limited to, holding such securities in a margin account.
Stock Ownership Guidelines
We have stock ownership guidelines for directors and members of the executive management. We believe that a significant ownership stake by directors and executive officers leads to a stronger alignment of interests between directors, executive officers and stockholders. These guidelines, which were developed with the assistance of an independent compensation consultant, support our corporate governance focus and provide further alignment of interests among our directors and executive officers and stockholders.
These guidelines establish the ownership requirements of shares of the Company’s common stock determined as a multiple of (i) with respect to non-employee directors, a director’s annual cash retainer (excluding the additional annual cash retainer for leadership positions) and (ii) with respect to the executive officers, an executive’s base salary. The ownership target requirements by the covered individual’s position are as follows:
A covered individual will have five years from the date on he or she becomes a subject to the guidelines to reach the applicable minimum ownership requirements. If a covered individual becomes subject to a greater ownership multiple due to promotion or otherwise, the individual is expected to meet the higher ownership amount within the later of (i) the original five-year period or (ii) three years from the effective date of the promotion or other circumstance.
Subject to the discretion of the Compensation Committee, a covered individual’s failure to meet or show sustained progress toward meeting the applicable ownership guideline may result in an obligation to refrain
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PROPOSAL 1: ELECTION OF DIRECTORS
from the sale (other than for taxes) of certain percentages of stock attained through Company equity awards. The shares counted for purposes of our officers’ common stock ownership guidelines include shares owned outright, RSUs subject only to the lapse of time, and other share-based equivalents that we may use from time to time. Notwithstanding, neither Performance Stock Units (“PSUs”) nor Options are included towards ownership.
Diversity and Inclusion
WORKFORCE

Diversity and inclusion are an important part of who we are and are supported at all levels of the Company.
We are passionate about building a diverse workforce and realizing the benefits that come from sharing a variety of perspectives. Our approach to diversity and inclusion is comprehensive. With support from the Board and executive team, the Company drives its diversity and inclusion initiatives through many efforts.
The initiatives are operationalized through three core elements:
1	senior management’s endorsement of and alignment with the programs;
2	focused efforts in increasing diversity in the talent pipeline and our hiring; and
3	creating an inclusive work environment where differences are welcomed.
As of December 31, 2023, women constituted 39% of our workforce and self-identified racial or ethnic minorities represented 81% of our workforce.

BOARD OF DIRECTORS
Over the past year, members of the Nominating and Corporate Governance Committee have continued their outreach to potential director candidates with diversity of personal factors and professional characteristics that could be valuable additions to our Board. Our Board and Nominating and Corporate Governance Committee remain committed to actively seeking out candidates who strengthen the diversity of viewpoints on our Board and have undertaken to include persons of diverse backgrounds in the pool from which we select new director nominees. The Board and Nominating and Corporate Governance Committee are continually actively looking for highly qualified diverse potential candidates.
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PROPOSAL 1: ELECTION OF DIRECTORS
Board Diversity Matrix (As of March 26, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Evaluation Process
Each year, the Board conducts a rigorous annual self-evaluation to help determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees this process. The evaluation process solicits input from the directors regarding the performance and effectiveness of the Board, the Committees and the individual directors, and provides an opportunity for directors to identify areas for improvement.
In 2023 and 2024, the evaluation process included one-on-one interviews with our non-voting Board Observer to evaluate individual and overall board and committee performance. The Nominating and Corporate Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements, as appropriate.
Director Independence
Nasdaq listing rules require a majority of our Board to be independent. An “independent director” is defined as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board annually makes an affirmative determination regarding the independence of each director based upon the recommendation of the Nominating and Corporate Governance Committee and pursuant to the standards in our Corporate Governance Guidelines. Applying these standards, the Board has affirmatively determined that Mses. Medler and Patenaude and Messrs. Dorman, Hernandez and Jimmerson are “independent directors.”

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PROPOSAL 1: ELECTION OF DIRECTORS
In making this determination, the Board considered the following factors, among others: the ownership positions and contractual arrangements of our Board members and their affiliates with our Company; the corporate governance and other policies adopted by the Board to help avoid conflicts and potential conflicts of interest; the contractual arrangements and annual payments between our Company and other companies upon which our directors also serve as directors; and, the alignment of the long-term interests of the stockholders that appointed our Board members with the long-term interests of our other stockholders. Mr. Robertson co-founded TDR Capital, the beneficial owner of a majority of the outstanding shares of our common stock. Due to TDR Capital’s majority ownership, the Board believes it cannot affirmatively determine Mr. Robertson is “independent” as defined by the rules and regulations of Nasdaq.
Communication with the Board
Stockholders, employees and other interested parties may communicate with any of our directors, our Board as a group, our independent directors as a group or any Board committee as a group by sending such communications to the Corporate Secretary to be forwarded to the Chairman of the Board. The Corporate Secretary may respond directly or redirect any such communication to another department of the Company for an appropriate response if, in the discretion of the Corporate Secretary, such a direct response is more appropriate. The Corporate Secretary may also ignore any communication that she determines to be of a commercial or frivolous nature or otherwise inappropriate for Board consideration.
Corporate Secretary 9320 Lakeside Boulevard, Suite 300 The Woodlands, Texas 77381
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PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 SNAPSHOT
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board recommends you vote FOR this proposal. We have a positive working relationship with Ernst & Young who has consistently provided us with service that is on par with the best in the industry.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Ernst & Young LLP (“EY”) has been our independent auditor since April 26, 2019. The Audit Committee believes that the retention of EY to serve as the Company’s independent auditor for 2024 is in the best interests of the Company and its stockholders. If the appointment of EY is not approved by our stockholders, the Audit Committee will consider whether it is appropriate to select another independent auditor.
EY representatives will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.
Audit Fees & Approval Process
The Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors in compliance with the Sarbanes-Oxley Act and the SEC rules regarding auditor independence. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY.
Fees for all services to be provided by EY are approved by the Audit Committee. Any proposed fees exceeding these levels or amounts require specific advanced approval by the Audit Committee. The Audit Committee may delegate either type of approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated to its Chair the authority to approve any permissible non-audit services with a fee of $50,000 or less.
2024 proxy statement	27

PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fee Information
Fees for professional services provided by our independent auditor included the following:
	Ernst & Young LLP
Fees	2022	2023
Audit(1)	$1,123,000	$1,814,000
Audit-Related	$0	$0
Tax	$0	$0
All Other	$0	$0

(1)
Audit fees include, without limitation, fees billed for professional services rendered for the audit of annual financial statements, including the review of interim financial statements registration statements, and comfort letters.

Audit Committee Report
The Audit Committee is composed of four directors, all of whom meet the independence standards of Nasdaq, the SEC and our Corporate Governance Guidelines, and operates under a written charter adopted by the Board.
Management is responsible for the Company’s internal controls and the financial reporting process. EY, acting as independent auditor of the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee discussed with EY the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with EY other matters required by PCAOB auditing standards.
EY provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and the Audit Committee discussed EY’s independence with management and the auditors. The Audit Committee also considered whether the provision of other non-audit services by EY to the Company is compatible with maintaining independence.
The Audit Committee concluded that the independent auditors’ independence had not been impaired.
Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
By the members of the Audit Committee as of March 6, 2024 consisting of:

Martin L. Jimmerson (Chair)	John C. Dorman	Alex Hernandez	Linda Medler

The information contained in the “Audit Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

PROPOSAL 3 SNAPSHOT	The Board seeks an indication from stockholders of their approval or disapproval of the compensation of our named executive officers.

The Board recommends you vote FOR this the approval, on an advisory basis, of the compensation of our named executive officers.

As of December 31, 2023, we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, and as required under Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement.
Prior to submitting your vote, we encourage you to read our CD&A and the accompanying executive compensation tables and narrative disclosures, which describe in detail our executive compensation program and decisions made by our Compensation Committee and full board for 2023. We believe that our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals who are committed to our vision, strategy, and corporate culture. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to our Company’s annual and long-term performance, and to successful execution of our business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.
This vote is advisory only, and our named executive officers’ compensation is not conditional on it. The vote will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal.
We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve the compensation of our named executive officers as described in this proxy statement by approving the following, non-binding, resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Target Hospitality Corp.’s named executive officers as described pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement.”
The future frequency of advisory votes on the compensation of the Company’s named executive officers will be determined by the Board following, and in light of, the advisory vote on that topic in Proposal No. 4.
2024 proxy statement	29

PROPOSAL 4: ADVISORY VOTE REGARDING THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE
COMPENSATION
PROPOSAL 4: ADVISORY VOTE REGARDING THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 4 SNAPSHOT	The Board is asking stockholders to inform us how often we should conduct an advisory vote on the compensation of our named executive officers.

The Board recommends you vote to hold a Say-on-Pay Vote EVERY YEAR.

As of December 31, 2023, we are no longer an “emerging growth company” as defined in the JOBS Act. As a result, and as required under Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory, non-binding vote on the future frequency of the advisory vote set forth in Proposal No. 3. Stockholders can indicate their preference on whether we should hold an advisory vote on named executive officer compensation every year, every two years or every three years. Stockholders also have the option to abstain from voting on this matter.
We value the opinion of our stockholders and encourage communication regarding our executive compensation policies and practices. Our Board believes that an annual vote on executive compensation will provide us with valuable feedback from our stockholders on our executive compensation policies and practices. In light of the belief of our Board that stockholders of other companies have strongly favored annual votes on executive compensation, we view an annual frequency as a corporate governance best practice. Accordingly, our Board recommends that stockholders vote for “one year” as the frequency for our advisory vote on executive compensation.
You are not being asked to vote “for” or “against” this proposal. Instead, this proposal asks stockholders to inform us how often we should conduct an advisory vote on the compensation of our named executive officers. You may cast your vote by choosing the option of every year, every two years or every three years, or abstaining, in response to the following resolution:
“RESOLVED, that the option of every year, every two years or every three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Target Hospitality Corp. is to hold future advisory votes on named executive officer compensation as disclosed in Target Hospitality Corp.’s annual proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative disclosures.”
Because this vote is advisory, it is not binding on our Board, and our Board may decide it is in the best interests of our Company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency that receives the most votes cast by our stockholders. It is expected that the next advisory vote on the frequency of an advisory vote on compensation of our named executive officers will occur at the annual meeting of stockholders for the fiscal year ending December 31, 2026.
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PROPOSAL 4: ADVISORY VOTE REGARDING THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE
COMPENSATION
We will consider the option that receives the affirmative vote of a majority of the votes cast at the Annual Meeting as the frequency choice of the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. Because this say-on-pay frequency proposal is advisory, it will not be binding. However, our Board values the opinions of our stockholders and will conduct the advisory vote on named executive officer compensation consistent with the outcome of this vote on the frequency of future advisory votes.
2024 proxy statement	31

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 26, 2024:

JAMES B. ARCHER, 53	JASON VLACICH, 46	TROY C. SCHRENK, 49	HEIDI D. LEWIS, 51
President, Chief Executive Officer, and Director	Chief Financial Officer & Chief Accounting Officer	Senior Executive Vice President & Chief Commercial Officer	Executive Vice President, General Counsel and Secretary
James B. Archer’s biography is set forth under the heading “Our Board” above.

JASON VLACICH has served as our Chief Accounting Officer since 2018 and as our Chief Financial Officer and Chief Accounting Officer since January 2024. In this role, he is responsible for Target’s finance, accounting, IT business applications, tax, and investor relations functions. Mr. Vlacich joined Target in October 2018.

■
He has over twenty years of experience in public accounting, hospitality accounting and finance.

■
Prior to joining Target, he was the Chief Accounting Officer at Highgate Hotels, L.P., a third-party hotel management company, in their Irving, Texas corporate office from 2012, where he oversaw the company’s corporate accounting department and global accounting services platform and led the company’s domestic and European accounting expansion and centralization as well as implementation of global accounting systems.

■
Prior to that, Mr. Vlacich was Senior Audit Manager at PricewaterhouseCoopers, LLP’s Dallas, Texas office, from 2008 to 2012, where he serviced public and private companies across multiple industries with a heavy concentration in the hospitality industry, including hospitality real estate investment trusts (“REIT”s). His experience included leading integrated audits to comply with the Sarbanes Oxley Act, initial public offerings, assisting clients with SEC comment letters and comfort letters, hospitality lead in the Chief Auditor Network influencing audit firm methodology and publishing whitepapers for the audit practice, delivering technical accounting presentations to clients for practice development, inspection of audit firms and audit teams to ensure compliance with professional auditing standards, including pre-clearance reviews and consultations, Rule 3-05 carve-out audits, and acting as a national audit methodology and technical accounting instructor for employees and experienced hires across the practice.

■
Mr. Vlacich began his professional career in August of 2000 in the assurance practice of PricewaterhouseCoopers, LLP in the Hartford, Connecticut office before relocating to the Orlando, Florida office where he served in a variety of different roles from assurance associate to experienced audit manager servicing both public and private companies in a variety of different industries, including hospitality with a concentration in hospitality REITs.

■
Mr. Vlacich has several years of additional industry experience with General Electric (GE Asset Management) and Siemens in financial reporting, Sarbanes-Oxley compliance, and corporate accounting roles.

■
Mr. Vlacich holds a bachelor’s degree in Accountancy from Bentley University and is a Certified Public Accountant in the State of Texas.

32	investors.targethospitality.com

EXECUTIVE OFFICERS

TROY C. SCHRENK has served as our Chief Commercial Officer since 2018 and as Senior Executive Vice President Operations & Chief Commercial Officer since January 2024. In this role, he is responsible for leading the Company’s business and commercial operations, construction, business development, and government relations. Mr. Schrenk joined Target in 2012 as Senior Vice President.

■
With over twenty years of experience in modular manufacturing, specialty rentals, home building and real estate development, Mr. Schrenk is a proven commercial leader with a track record of success in revenue and strategic growth management which began with Fortune 500, Centex Homes (NYSE: CTX) from 2000 — 2005 as Area Sales Manager, Director of Sales and VP of Sales and Marketing before holding similar positions at several other homebuilding, specialty rental and manufacturing companies.

■ Mr. Schrenk holds an MBA from Boise State University and a bachelor’s degree in sociology from George Fox University.

HEIDI D. LEWIS serves as our Executive Vice President, General Counsel and Secretary. In this role, she is responsible for leading the Company’s legal, compliance, human resources, and corporate secretary functions. Ms. Lewis joined Target in January 2019.

■
She has over twenty years of legal experience in capital markets and securities, IPOs, mergers and acquisitions, board advisement, corporate governance, and corporate law.

■
Prior to joining Target, she was Corporate and Commercial Counsel and Assistant Secretary at Bristow Group Inc. (NYSE: BRS) from July 2018 to January 2019, where she executed on M&A, governance, capital markets and corporate transactions.

■
Prior to that, Ms. Lewis was the Vice President, Group General Counsel and Assistant Secretary at Dynegy Inc. (NYSE: DYN) (now Vistra Energy Group (NYSE: VST)), from 2013 until June 2018, where she led the company’s corporate legal group with her expertise in SEC and NYSE regulations and requirements. Ms. Lewis joined Dynegy in 2006, as a corporate counsel.

■
Ms. Lewis began her legal career at King & Spalding LLP and Akin Gump Strauss Hauer & Feld LLP.

■
Ms. Lewis holds a Juris Doctor from the University of Houston Law Center, a master’s degree from Northern Illinois University and a bachelor’s degree from Colorado State University.

2024 proxy statement	33

COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION DISCUSSION & ANALYSIS
Our prior proxy statements were eligible for reduced SEC reporting rules applicable to “emerging growth companies.” As of December 31, 2023, we ceased to be an emerging growth company, and therefore, this year we have included additional detail regarding executive compensation that was previously not required, including: this Compensation Discussion and Analysis, additional compensation tables for “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control”.
This Compensation Discussion and Analysis (CD&A) discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers, or NEOs, for 2023 we are referring to the following individuals whose 2023 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables.
Name	Position During 2023(3)
James B. Archer	President and Chief Executive Officer
Eric T. Kalamaras(1)	Executive Vice President and Chief Financial Officer
Troy C. Schrenk(2)	Chief Commercial Officer
Heidi D. Lewis	Executive Vice President, General Counsel, & Secretary
Jason Vlacich(1)	Chief Accounting Officer
J. Travis Kelley(2)	Executive Vice President, Operations

(1)
On January 22, 2024, Mr. Kalamaras, the Chief Financial Officer of the Company, was terminated without cause effective as of January 22, 2024. Further, on January 22, 2024, the Board promoted Mr. Vlacich, the Chief Accounting Officer of the Company, to the role of Chief Financial Officer and Chief Accounting Officer, effective as of January 23, 2024.

(2)
On December 11, 2023, Mr. Kelley, Executive Vice President Operations, resigned from the Company. On January 22, 2024, the Board promoted Mr. Schrenk, Chief Commercial Officer of the Company, to the role of Senior Executive Vice President Operations and Chief Commercial Officer, effective as of January 23, 2024.

(3)
The above table shows, for the fiscal year ended December 31, 2023, our CEO, CFO and the next three most highly paid individuals and one former executive officer as of December 31, 2023.

Key 2023 Performance Highlights
Our extraordinary 2023 results illustrate the strength in Target Hospitality’s operating position and commitment to our defined strategic initiatives. Under the leadership of our NEOs, we reported:
$563.6 million TOTAL REVENUE	$344 million ADJ. EBITDA(1)	$22.6 million INTEREST EXPENSE
$45.3 million CAPITAL EXPENDITURES (excluding acquisitions)	$142.6 million DISCRETIONARY CASH FLOW (“DCF”)(1)	Below 0.2x TOTAL NET LEVERAGE RATIO

(1)
Adjusted EBITDA and Discretionary Cash Flow are non-GAAP financial measures. For a discussion of our use of non-GAAP financial measures, including a reconciliation of (i) Adjusted EBITDA to net income (loss) and (ii) Discretionary Cash Flow to net cash provided by operating activities, please see the “Non-GAAP Financial Measures” section beginning on page 61 in Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

34	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
Key Governance Features of Executive Compensation Program
WHAT WE DO	WHAT WE DO NOT DO

■
Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

■
Long-term objectives aligned with creation of stockholder value

■
Independent executive compensation consultant hired by and reporting to the Compensation Committee

■
Robust stock ownership guidelines

■
Conduct a comprehensive annual risk assessment of our compensation program

■
Compensation Recovery Policy

■
Limited perquisites

■
No pledging or hedging of our common stock

■
No excise tax gross ups

■
No allowance for repricing of underwater stock options without stockholder approval

■
No single-trigger acceleration of benefits upon CIC and severance

■
No provision for uncapped award opportunities

2024 proxy statement	35

COMPENSATION DISCUSSION & ANALYSIS
Key 2023 Compensation Actions
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2023 are set forth below.
Compensation Component	Link to Business and Talent Strategies	2023 Compensation Actions	Pay at Risk
Base Salary
■
Competitive base salaries help attract and retain executive talent.

■
Fixed cash compensation recognizes factors such as individual contribution, time in role, and scope of responsibility.

■
Reviewed annually and adjusted as appropriate

		■ Merit- and cost-of-living increases for 2023, ranging from 3% to 6%.	■ No
Annual Short-Term Incentive Compensation	■ Focus executives on achieving annually established financial targets that are key indicators of ongoing operational performance and support our business strategy.	■ Annual cash incentive awards were awarded at 100% of target.	■ Yes; payout based on achievement of pre-established Company goals and potentially individual performance factors; no payout occurs if threshold performance goals are not achieved
Long-Term Incentive Compensation
■
Incentivize and reward long-term gains in stockholder value, with vesting terms up to four years to ensure retention while rewarding executives for past performance and future potential growth.

■
Encourages executive ownership and alignment with external shareholders

		■ Executives awarded a combination of RSUs and PSUs in 2023.	■ RSUs — Yes; value linked to Company’s stock price ■ PSUs — Yes; TSR relative to Russell 2000 & EBITDA goals
The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under our annual short-term incentive plan. The performance levels are intended to be aggressive but realistic, to reward prudent decisions without excessive risk-taking, such that achieving threshold levels would represent minimum acceptable performance and achieving maximum levels would represent outstanding performance. The target performance goals align with our annual operating plan.
Our Executive Compensation Philosophy
The Company requires world-class executive talent with a wide range of skills, experience, and leadership qualities to deliver on our long-term strategy. In order to attract and retain the talent required to promote long-term stockholder value creation, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:
36	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
■
Attracting and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated and skilled talent with a performance-driven mindset. The overall program design should support sound compensation principles in alignment with corporate governance and Environmental & Social (E&S) best practices, while also maximizing the financial efficiency of the overall program from tax, accounting, and cash flow perspectives.

■
Pay for Performance. A material portion of an executive’s target compensation should be at risk and realized compensation should be directly tied to changes in shareholder value. Short-term (annual performance-based bonus) and long-term (equity awards) incentive programs should appropriately balance incentives for and drive attainment of short- and long-term financial and strategic objectives that reward for prudent decisions without excessive risk-taking.

■
Alignment with Stockholder Interests. Our executives’ interests should be aligned with stockholder interests, furthered through the encouragement of equity ownership through our annual long-term incentive program.

Our Executive Compensation Program
The table below outlines each of the principal elements of the Company’s executive compensation program:
Performance Period	1 year	1 year	3 years (cliff vesting)	4 years (ratable annual vesting)
Payout Determination	Compensation Committee determination	Pre-established formula	Pre-established formula	Stock price at each vesting date
2023 Performance Measures	Individual	Adjusted EBITDA	Relative TSR Based Award
EBITDA Based Award
2024 proxy statement	37

COMPENSATION DISCUSSION & ANALYSIS
Compensation at Risk

How We Determine Executive Compensation
OVERSIGHT RESPONSIBILITIES FOR EXECUTIVE COMPENSATION
The table below summarizes the key oversight responsibilities for executive compensation.

COMPENSATION COMMITTEE	ALL NON-EXECUTIVE BOARD MEMBERS	CEO AND MANAGEMENT
■
Establishes executive compensation philosophy

■
Approves incentive compensation programs and performance goals for the annual bonus plan

■
Approves all compensation actions for the named executive officers and other members of senior management, other than the CEO

■
Assess performance of the CEO and recommends CEO compensation to the Board

■
Retains independent compensation consultant

■ In collaboration with the Compensation Committee, assess performance of the CEO and approves his compensation
■
Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final decisions

■
Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized

■
CEO is not involved in any decision as to his own compensation

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COMPENSATION DISCUSSION & ANALYSIS
USE OF MARKET DATA
To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies, as well as general industry survey data. Selection of the peer companies presents certain challenges due to the limited number of directly comparable companies. Given the relatively small number of direct competitors the Compensation Committee has expanded the peer group to include companies comparable in revenue, EBITDA, and market capitalization.
The peer group is used as the primary reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the NEOs and market practices including incentive design, share utilization, and stock ownership guidelines. With the assistance of the independent compensation consultant, the peer group is evaluated annually by the Compensation Committee, making changes as appropriate, in order to ensure that, as a whole, it remains an appropriate benchmark to inform pay actions.
For 2023 compensation decisions, the Compensation Committee utilized the peer group set forth below:
■ Black Diamond Group	■ Bluegreen Vacations	■ BrightView Holdings	■ Cavco Industries
■ Civeo	■ Dexterra Group	■ McGrath RentCorp	■ Playa Hotels & Resorts
■ SP Plus	■ Summit Hotel Properties	■ VSE	■ Wyndham Hotels & Resorts
Based on data compiled by FW Cook at the time of the peer group review, our revenue, EBITDA, and market capitalization were at the 8th, 92nd and 73rd percentiles, respectively, in relation to the peer group.
As there is limited data on positions other than the CEO and CFO in the peer group data, the Compensation Committee also reviews data from national, general industry survey sources when it considers the market competitiveness of NEO compensation levels and/or market practices. The Compensation Committee does not review the specific companies included in these surveys and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.
2023 Named Executive Officer Compensation
BASE SALARY
Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility and comparison to market data. Based on these criteria, our named executive officers received the following annual salaries in 2023:
Name	2022 Base Salary	2023 Base Salary	% Increase
James B. Archer	$750,000	$800,000	6.4%
Eric T. Kalamaras	$427,450	$440,274	3%
Troy C. Schrenk	$360,500	$371,315	3%
Heidi D. Lewis	$350,000	$360,500	3%
Jason Vlacich	$309,000	$318,270	3%
J. Travis Kelley	$300,000	$309,000	3%
The Compensation Committee recommended increases for Messrs. Kalamaras, Schrenk, Vlacich and Kelley and Ms. Lewis consistent with cost-of-living adjustment that was provided to all employees. The Compensation Committee sought to adjust Mr. Archer’s salary upward in the competitive benchmark range commensurate with his experience and performance in leading the organization and as such recommended a base salary adjustment, which was subsequently approved by the full Board.
2024 proxy statement	39

COMPENSATION DISCUSSION & ANALYSIS
ANNUAL SHORT-TERM INCENTIVE PLAN
For 2023, the Compensation Committee established in January of 2023 the following Adjusted EBITDA goals and payout levels under the annual short-term incentive plan.
The decision to utilize Adjusted EBITDA as the core metric for our short-term incentive plan stems from a strategic alignment with our organizational goals, investor expectations, and a comprehensive assessment of key performance indicators. EBITDA is a crucial measure of operating performance that provides a clear and concise view of the company’s profitability, stripping away non-operational factors such as interest, taxes, and non-cash charges. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items that are not reflective of the ongoing operating results of the Company. These adjustments allow us to focus specifically on the core operational efficiency and performance, providing a more accurate representation of the Company’s ability to generate sustainable earnings. Investors and stakeholders increasingly rely on EBITDA as a key metric for evaluating a company’s financial health and operational effectiveness, making it a widely recognized and accepted measure within the investment community. By aligning our short-term incentive plan with this metric, we not only enhance transparency but also demonstrate a commitment to performance metrics that resonate with our investors. Furthermore, Adjusted EBITDA serves as an effective tool for benchmarking and comparative analysis within our industry. By incorporating Adjusted EBITDA into our short-term incentive plan, we are directly linking employee incentives to the Company’s ability to outperform industry standards and deliver sustained operational excellence.
The threshold, target, stretch and maximum performance and payout opportunities under the 2023 short term incentive plan (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below:
	Threshold	Target	Stretch	Maximum	Actual	% of Target Performance Achieved	Payout Factor % (2023)
Payout %	50%	100%	150%	200%
Adjusted EBITDA(1) ($ millions)	$330.0	$365.0	$380.0	$405.0	$344.02	94%	77%

(1)
Adjusted EBITDA is a non-GAAP financial measure. For a discussion of our use of non-GAAP financial measures, including a reconciliation of (i) Adjusted EBITDA to net income (loss), please see the “Non-GAAP Financial Measures” section beginning on page 61 in Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Compensation Committee reviews our target annual short-term incentive opportunities each year to ensure they are competitive. The target annual short term incentive opportunity as a percent of annual base salary for each of our NEOs in 2023 was as follows:
Name	2023 Target Short-Term Incentive (% of Base Salary)	2023 Target Short-Term Incentive ($)
James B. Archer	133%	$1,064,000
Eric T. Kalamaras	85%	$374,233
Troy C. Schrenk	85%	$315,618
Heidi D. Lewis	65%	$234,325
Jason Vlacich	65%	$206,876
J. Travis Kelley	65%	$200,850
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COMPENSATION DISCUSSION & ANALYSIS
Based on the achievement of the 2023 Adjusted EBITDA goals and Compensation Committee adjustments, the annual short-term incentive awards earned by our NEOs for 2023 were as follows:
Name	Target Annual Incentive Opportunity	Performance Payout Factor (%)	Annual Short-Term Earned based on Payout Factor	Committee Adjustment	Annual Short-Term Incentive Earned
James B. Archer	$1,064,000	77%	$819,280	$244,720	$1,064,000
Eric T. Kalamaras	$374,233	77%	$288,159	$86,074	$374,233
Troy C. Schrenk	$315,618	77%	$243,026	$72,592	$315,618
Heidi D. Lewis	$234,325	77%	$180,430	$53,895	$234,325
Jason Vlacich	$206,876	77%	$159,295	$47,581	$206,876
J. Travis Kelley	$200,850	77%	$154,654	$46,196	$200,850
For the cash incentive awards, the Compensation Committee exercised discretion to adjust compensation for the fiscal year 2023. Even though actual Adjusted EBITDA performance achieved was 94% of the target, the payout factor equated to 77%. The Compensation Committee made the decision to increase the incentives to 100% for the NEOs as well as 100% for the funding pool for all other employees. This adjustment was made after careful consideration of various factors and reflects the Compensation Committee’s commitment to aligning executive compensation with the Company’s performance and strategic goals.
Rationale for the Compensation Committee Adjustment:
■
Exceptional Company Performance:

■
Adjusted EBITDA Growth: The Company demonstrated remarkable financial strength with a 30% year-over-year increase in Adjusted EBITDA. Adjusted EBITDA increased substantially due to growth in the Government segment with an approximately 64% CAGR from 2020 to 2023. This growth is indicative of the executives’ adept management skills, strategic decision-making, and effective cost controls. The Compensation Committee recognizes the executives’ contribution to optimizing operational efficiency and maximizing profitability, leading to this unprecedented financial achievement.

■
Discretionary Cash Flow Strength: The Company exhibited robust discretionary cash flows during the fiscal year, reflecting the executives’ effective management of working capital and operational resources. The Compensation Committee recognizes the importance of strong discretionary cash flows in supporting ongoing business operations, strategic investments, and delivering value to shareholders.

2024 proxy statement	41

COMPENSATION DISCUSSION & ANALYSIS
■
Debt Reduction: A notable financial achievement was the reduction of debt by $153 million compared to the prior year. The executives’ prudent fiscal management and commitment to deleveraging contributed significantly to improving the Company’s financial position and increasing discretionary cash flows by reducing cash paid for interest. The Compensation Committee values the executives’ efforts in reducing debt, which enhances the Company’s financial flexibility and reduces financial risk.

■
Debt Maturities and Increasing Liquidity: Another notable financial achievement was addressing 2023 and 2024 debt maturities and increasing liquidity with the successful execution of several amendments to the Company’s credit facility, which extended the termination date on the credit facility from September 15, 2023 to February 1, 2028 and increased the capacity of the credit facility from $125 million to $175 million. Additionally, the Company successfully exchanged the 2024 Senior Secured Notes for the 2025 Senior Secured Notes on November 1, 2023, which extended the maturity date of the exchanged Senior Secured Notes from March 15, 2024 to June 15, 2025. The Compensation Committee values the executives’ efforts in increasing liquidity and addressing short-term debt maturities, which reduces financial risk and further enhances the Company’s financial flexibility to allow for, among other things, executing the Company’s diversification strategy.

$450
$400
$350
$300
$250
$200
$150
$100
$50
—
($ In Millions)
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
—
Net Leverage Ratio
$388
$78
$340
$119
$335
$265
$181
$344
2020
2021
2022
2023
Total Debt
Adj. EBITDA
Net Leverage Ratio

■
Strategic Government Sub-Contract:

■
Five-Year Performance Period. In addition to the financial accomplishments previously outlined, the Compensation Committee considered a strategic achievement that significantly impacted the Company’s long-term stability and outlook. The executives’ role in securing a new contract (the “Government Sub-Contract”) with the Company’s non-profit government partner, pursuant to an Indefinite Delivery, Indefinite Quantity Task Order between our non-profit partner and the U.S. Government, that became effective on November 16, 2023, with a one year base period through November 15, 2024, with an option to extend for up to four

42	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
additional one year periods exemplifies their commitment to strategic decision-making and positioning the Company for sustained success. This strategic move enhances the Company’s revenue predictability, establishes a foundation for long-term stability, and provides a platform for sustained and future growth.
■
Foregoing Short-Term Revenue for Long-Term Stability. The decision to forego some short-term revenue in favor of securing a long-term Government Sub-Contract reflects the executives’ focus on the Company’s long-term strategic goals. The Compensation Committee recognizes the executives’ dedication to making decisions that prioritize the Company’s overall health and resilience over immediate financial gains. This strategic trade-off aligns with the Company’s commitment to long-term sustainability.

■
Enhanced Market Positioning. The Government Sub-contract not only provides a stable revenue stream but also enhances the Company’s market positioning and reputation. The Compensation Committee values the executives’ ability to identify and capitalize on opportunities that contribute to the Company’s advantage and long-term success.

■
Variable Revenue Under the Government Sub-Contract:

■
Variable Revenue Component. In conjunction with the financial and strategic achievements highlighted earlier, the Compensation Committee considered another critical factor influencing the positive discretionary adjustment. This factor pertains to the nature of revenue generated under the Government Sub-Contract as well as its previous contracts with its non-profit government partner, which included and continues to include a variable component beyond the Company’s control. A portion of the revenue generated, which can be material, from these contracts with its non-profit partner is variable and contingent on factors outside the Company’s direct influence. The Compensation Committee recognizes the executives’ prudence in navigating a revenue structure that introduces an element of uncertainty, as the government determines the extent to which it utilizes the facility. This variable revenue component adds complexity to financial forecasting and necessitates careful management. However, despite fluctuations in the variable revenue component during the 2023 fiscal year, the executives adeptly controlled costs to sustain profitability. The Compensation Committee acknowledges the challenge in forecasting and planning due to this external dependency and while certain aspects of revenue are variable and beyond the Company’s control, the executives strategically positioned the Company for long-term success.

■
Long-Term Value Creation:

■
The Compensation Committee believes that the decision to enhance the cash incentive awards reflects a long-term perspective on value creation. By rewarding executives for exceptional performance, the Compensation Committee aims to incentivize sustained efforts that contribute to the Company’s long-term growth and success.

■
Governance and Stockholder Alignment:

■
The Compensation Committee emphasizes its commitment to strong governance principles and stockholder alignment. The positive discretion exercised in this instance is viewed as a strategic and carefully considered decision, with the ultimate goal of ensuring that executive compensation is directly linked to the creation of stockholder value.

EQUITY INCENTIVE PROGRAM
Since 2022, our annual LTI program consists of RSUs and PSUs:
Award Type	Link to Business and Talent Strategies
RSUs (60% of 2023 target value)
■
Vests in four equal annual installments on each of the first four anniversaries of the grant date

■
Realized value linked to share price while maintaining retentive value during times of volatility

PSUs (40% of 2023 target value)	■ Awarded to certain officers, including NEOs, to further drive sustained performance and value creation
2024 proxy statement	43

COMPENSATION DISCUSSION & ANALYSIS
Award Type	Link to Business and Talent Strategies

■
Increased weighting in overall LTI program from 25% in 2022 to 40% in 2023

■
50% of the 2023 PSUs may be earned at the end of the three-year performance period (1/1/2023 – 12/31/2025) from 0% – 200% of target shares awarded based on the Company’s relative Total Shareholder Return (“TSR”) performance against TSR of the Comparator Group (the Russell 2000 Index on the grant date) (the “TSR Based Award”). The other 50% of the 2023 PSUs may be earned at the end of the three-year performance period (3/1/2023 – 2/28/2026) from 0 – 200% of target shares awarded based on a diversified amount of Adjusted EBITDA (defined as Qualifying EBITDA in the award agreement, see footnote 1 below for definition) received by the Company on a cumulative basis (the “EBITDA Based Award”, collectively with the TSR Based Award the “2023 PSUs”).

(1)
For the purposes of the award agreement, “Qualifying EBITDA” is defined as EBITDA received during the Performance Period that is (i) incremental to any EBITDA to determine “Baseline EBITDA” as approved in the budget for 2023 Adjusted EBITDA, and (ii) supported by (a) multi-year contracts or (b) single-year contracts where there is a reasonable expectation of extension, renewal, continuation, or any other increase in duration; provided, however, that Qualifying EBITDA shall not include any amounts accounted for as Variable PCC EBITDA.

The table below summarizes the 2023 annual equity awards (both units awarded and grant date fair value) made to our named executive officers:
	2023 Annual Equity Awards
	RSUs		PSUs
Name	#	Value	#	Value
James B. Archer	57,692	$864,231	38,462	$794,615
Eric T. Kalamaras	23,077	$345,692	15,385	$317,846
Troy C. Schrenk	15,385	$230,462	10,256	$211,897
Heidi D. Lewis	7,692	$115,226	5,128	$105,949
Jason Vlacich	7,692	$115,226	5,128	$105,949
J. Travis Kelley	9,615	$144,033	6,410	$132,436
The Compensation Committee carefully considered a range of factors and strategic objectives when deciding to grant the 2023 PSUs based on TSR and the diversification of Adjusted EBITDA for the Company. The rationale for this decision reflects the Compensation Committee’s commitment to aligning executive compensation with the Company’s overall performance and long-term sustainability.
■
Alignment with Shareholder Interests (TSR):

■
TSR as a Key Performance Metric. The Compensation Committee recognizes that TSR is a comprehensive measure of the Company’s performance that directly aligns with shareholder interests. By incorporating TSR into the performance units, executives are incentivized to focus on actions and strategies that enhance shareholder value over the long-term.

■
For the TSR Based Award, the award level will be based on the following table:

Level	Percentile Rank vs. Comparator Group	Payout Percentage(1)
Maximum	80th Percentile and above	200% of Target Level
Target	50th Percentile	100% of Target Level
Threshold	30th Percentile	50% of Target Level
<Threshold	Below 30th Percentile	0%

(1)
Any payment will be based on linear interpolation between Threshold, Target, and Maximum Award Levels. Notwithstanding the preceding, if the Company’s absolute TSR over the performance period is negative, the Payout Percentage shall be limited to 100% of Target Level regardless of relative TSR results.

44	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
■
Strategic EBITDA Diversification:

■
Reducing Business Concentration Risk. The decision to diversify EBITDA reflects the Compensation Committee’s strategic approach to managing risk. By incentivizing executives based on the diversification of Adjusted EBITDA, the Compensation Committee aims to reduce the Company’s dependence on specific revenue streams or business segments. This diversification strategy enhances the Company’s resilience to market fluctuations and industry challenges.

■
Encouraging Portfolio Optimization. Executives are encouraged to explore and invest in areas that contribute to a more diversified Adjusted EBITDA. This may involve inorganic growth as well as organic growth. The Compensation Committee believes that such diversification efforts contribute to the overall health and sustainability of the Company.

■
Balancing Short-Term and Long-Term Objectives:

■
Incentivizing Strategic Decision-Making: The combination of TSR and EBITDA diversification in the performance units strikes a balance between short-term financial performance and long-term strategic objectives. Executives are motivated to make decisions that drive immediate shareholder value while also strategically positioning the Company for sustained growth and success.

■
Holistic Performance Evaluation: The dual focus on TSR and EBITDA diversification ensures a comprehensive evaluation of executive performance. This approach aligns with the Compensation Committee’s commitment to rewarding executives for achieving a well-rounded set of financial and strategic goals that contribute to the Company’s overall success.

Other Aspects of Our Executive Compensation Program
EQUITY GRANT PRACTICES
The Compensation Committee or the Board approves the grant of stock-based equity awards, such as PSUs and RSUs, at its regularly scheduled meetings (generally the first regularly scheduled meeting of the year, which is scheduled well in advance). In addition, the Compensation Committee has authorized, subject to various limitations, the CEO to grant stock-based equity awards to certain newly hired and existing employees, excluding executive officers and certain other senior employees. None of the Board, Compensation Committee, or executive management team engage in any market timing with regards to the stock-based equity awards made to executive officers or other award recipients. It is the Company’s practice that any stock option grants, whether made by the Board, the Compensation Committee or the CEO have an exercise price per share equal to the fair market value of our common stock based on the closing market price per share on the grant date.
BENEFITS
Our NEOs participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our 401(k) plan.
SEVERANCE — EMPLOYMENT AGREEMENTS AND EQUITY AWARD AGREEMENTS
We have entered into employment agreements and equity award agreements with our NEOs that provide certain benefits if such employees are terminated as a result of death, disability, without Cause or Good Reason, and CIC. Additional information regarding the employment arrangements with each of our Named Executive Officers, including, with respect to each of our Named Executive Officers, a quantification of benefits that would have been received by each such Named Executive Officer had his or her employment terminated on December 31, 2023, is provided below under “Potential Payments upon Termination or Change in Control.”
2024 proxy statement	45

COMPENSATION DISCUSSION & ANALYSIS
Risk Mitigation and Other Pay Practices
RISK ASSESSMENT OF COMPENSATION PROGRAM
The Compensation Committee believes that its approach to goal setting and setting of targets with payouts at multiple levels of performance assists in mitigating excessive risk-taking that could harm the Company’s value or reward poor judgment by executives. Several features of the Company’s compensation program reflect sound risk management practices. Notably, the Compensation Committee believes compensation has been allocated among cash and equity and short and long-term compensation elements in such a way as to not encourage excessive risk-taking, but rather to reward meeting strategic Company goals that enhance stockholder value. In addition, the Compensation Committee believes that the mix of equity award instruments used under the Company’s long-term incentive program (full value awards as well as the multi-year vesting of the equity awards) also minimize excessive risk-taking that might lead to short-term returns at the expense of long-term value creation. We also set stock ownership guidelines for our NEOs to help mitigate potential compensation risk. In sum, the Compensation Committee believes that the Company’s compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.
STOCK OWNERSHIP GUIDELINES
We have stock ownership guidelines for directors and members of the executive management. We believe that a significant ownership stake by directors and executive officers leads to a stronger alignment of interests between directors, executive officers and stockholders. With respect to executive management, the ownership target requirements by the covered individual’s position are (5x) Base Salary for the CEO, (3X) Base Salary for the CFO and CCO, and (1X) Base Salary for other Section 16 officers. Additional information regarding our Stock Ownership Guidelines is provided on page 23.
PROHIBITION AGAINST HEDGING AND PLEDGING
Pursuant to our Corporate Governance Guidelines, Directors and Section 16 officers are prohibited from entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the Company’s stock price. Additional information regarding our prohibition against hedging and pledging is provided on page 23.
COMPENSATION RECOVERY POLICY
Our NEOs are subject to an executive Compensation Recovery Policy (the “Recovery Policy”). Under this Recovery Policy, our Compensation Committee may seek to recover payments of incentive compensation in the event of an Accounting Restatement (as defined in the Recovery Policy), as defined under the recently approved incentive-based compensation recovery provisions of the Dodd-Frank Act and the Nasdaq listing rules.
TAX AND ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION
The Compensation Committee considers income tax and other consequences of individual compensation elements when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Depending upon the relevant circumstances at the time, the Compensation Committee may determine to award compensation that is not deductible. In making this determination, the Compensation Committee balances the purposes and needs of our executive compensation program against potential tax and other implications.
Generally, under U.S. GAAP, compensation is expensed as earned. We generally recognize compensation expense for equity awards on a straight-line basis over the requisite service period of the award.
46	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into our 2023 Annual Report.
By the members of the Compensation Committee as of February 28, 2024 consisting of:

Pamela H. Patenaude (Chair)	Martin L. Jimmerson	Alex Hernandez

The information contained in the “Compensation Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates by reference.

2024 proxy statement	47

COMPENSATION DISCUSSION & ANALYSIS
Summary Compensation Table
The following table shows, for the fiscal year ended December 31, 2023 compensation awarded or paid to, or earned by, our CEO, CFO and the next most highly paid executive officers and one former executive officer as of December 31, 2023. For the fiscal years ended December 31, 2022 and 2021 includes compensation awarded or paid to, or earned by, our CEO, CFO and the next most highly paid individual.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option/SAR Awards(1) ($)	Non-equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
James B Archer President and Chief Executive Officer	2023	794,231	—	1,549,619	—	1,064,000	—	49,637	3,457,487
	2022	739,615	—	2,095,031	—	1,995,000	—	45,076	4,874,722
	2021	660,000	—	426,190	423,913	2,045,274	—	26,012	3,581,389
Eric T. Kalamaras Executive Vice President and Chief Financial Officer	2023	438,794	—	619,851	—	374,233	—	57,276	1,490,154
	2022	426,013	—	1,986,021	—	726,665	—	41,712	3,180,411
	2021	415,000	—	255,714	254,348	821,908	—	30,676	1,777,646
Troy C. Schrenk Chief Commercial Officer	2023	370,067	—	413,229	—	315,618	—	58,787	1,157,701
	2022	359,288	—	1,788,016	—	612,850	—	38,245	2,798.399
	2021	350,000	—	170,476	169,565	693,175	—	25,600	1,408,816
Heidi D. Lewis Executive Vice President, General Counsel and Secretary	2023	361,238	—	206,607	—	234,325	—	40,128	842,298
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
Jason Vlacich Chief Accounting Officer	2023	317,200	—	206,607	—	206,876	—	38,994	768,677
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
J. Travis Kelley Former Executive Vice President, Operations	2023	330,424	—	258,259	—	200,850	—	36,160	825,693
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—

(1)
The amounts shown under “Stock Awards” for 2021 reflect the aggregate grant date fair value for RSUs calculated in accordance with FASB ASC Topic 718 and for 2022 and 2023 reflects the aggregate grant date fair value for RSUs and PSUs (using the Monte Carlo valuation model for the 2022 Retention PSUs and 2023 TSR Based Awards) calculated in accordance with FASB ASC Topic 718 at the target number for the 2022 Cash Flow PSUs and 2023 PSUs. At the Maximum number for Cash Flow PSUs for 2022, these values would be: for Mr. Archer $371,260; for Mr. Kalamaras $222,758; for Mr. Schrenk: $148,507. At the Maximum number for 2023 PSUs for 2023, these values would be: for Mr. Archer $1,370,786; for Mr. Kalamaras $548,316; for Mr. Schrenk: $365,524; for Mr. Vlacich $182,762; for Mr. Kelley $228,452 and for Ms. Lewis $182,762. Please read the discussion of the assumptions used in such valuation in Note 18 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

The amounts shown under “Option/SAR Awards” for 2021 reflect the aggregate grant date fair value for options or SARs (using the Black Scholes valuation model) calculated in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Note 18 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)
The amounts shown under “Non-Equity Incentive Plan Compensation” for 2021, 2022 and 2023 reflect cash bonuses awarded under the Company’s short term incentive plan. The 2021 incentive payments were earned in 2021 and paid in February 2022, the 2022 incentive payments were earned in 2022 and paid in February 2023 and the 2023 incentive payments were earned in 2023 and paid in February 2024.

48	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
(3)
Amounts in this column are detailed in the table below:

Name and Principal Position	Year	Commission ($)	Health Reimbursement(a) ($)	Auto Allowance(b) ($)	Personal Vehicle Company Car(c) ($)	401K Match(d) ($)	Total All Other Compensation ($)
James B Archer President and CEO	2023	—	26,092	—	11,468	12,077	49,637
	2022	—	21,870	—	5,271	17,935	45,076
	2021	—	12,685	—	7,615	5,712	26,012
Eric T. Kalamaras EVP and CFO	2023	—	26,092	14,400	—	16,784	57,276
	2022	—	21,870	14,400	—	5,442	41,712
	2021	—	12,685	14,400	—	3,591	30,676
Troy C. Schrenk CCO	2023	—	26,092	7,615	19,417	5,663	58,787
	2022	—	21,870	—	5,715	10,660	38,245
	2021	3,363	12,685	—	3,641	5,911	25,600
Heidi D. Lewis EVP, GC and Secretary	2023	—	26,092	8,538	—	5,498	40,128
	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Jason Vlacich CAO	2023	—	26,092	8,538	—	4,364	38,994
	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
J. Travis Kelley Former EVP, Operations	2023	—	26,092	7,615	2,453	—	36,160
	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—

(a)
Our executive officers participate in our broad-based employee welfare plans, including medical, dental and vision insurance.

(b)
Messrs. Kalamaras, Schrenk, Kelley and Vlacich and Ms. Lewis receive an auto allowance per Company policy.

(c)
Represents the aggregate incremental cost to the Company of personal use of a Company vehicle.

(d)
401(k) match is for the 401(k) plan contribution provided to all employees who participate in the 401(k) plan.

2024 proxy statement	49

COMPENSATION DISCUSSION & ANALYSIS
Grants of Plan-Based Awards for Fiscal Year 2023
The following table sets forth information regarding all grants of plan-based awards that we made to our named executive officers during 2023. Disclosure on a separate line is provided for each grant made to an NEO during the year. The information supplements the disclosure of stock, option and non-equity incentive plan awards in the Summary Compensation Table by providing additional details about these awards. Non-equity incentive plan awards are awards that are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (PSU)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James B. Archer	3/1/23	$532,000	$1,064,000	$2,128,000	—	—	—	—	—	—	—
	3/1/23	—	—	—	19,231	38,462	76,923	—	—	—	$685,393
	3/1/23	—	—	—	—	—	—	57,692	—	—	$864,226
Eric T. Kalamaras	3/1/23	$187,116	$374,233	$748,466	—	—	—	—	—	—	—
	3/1/23	—	—	—	7,693	15,385	30,770	—	—	—	$274,158
	3/1/23	—	—	—	—	—	—	23,077	—	—	$345,693
Troy C. Schrenk	3/1/23	$157,809	$315,618	$631,236	—	—	—	—	—	—	—
	3/1/23	—	—	—	5,128	10,256	20,512	—	—	—	$182,762
	3/1/23	—	—	—	—	—	—	15,385	—	—	$230,467
Heidi D. Lewis	3/1/23	$117,163	$234,325	$468,650	—	—	—	—	—	—	—
	3/1/23	—	—	—	2,564	5,128	10,256	—	—	—	$91,381
	3/1/23	—	—	—	—	—	—	7,692	—	—	$115,226
Jason Vlacich	3/1/23	$103,438	$206,876	$413,751	—	—	—	—	—	—	—
	3/1/23	—	—	—	2,564	5,128	10,256	—	—	—	$91,381
	3/1/23	—	—	—	—	—	—	7,692	—	—	$115,226
J. Travis Kelley	3/1/23	$100,425	$200,850	$401,700	—	—	—	—	—	—	—
	3/1/23	—	—	—	3,205	6,410	12,820	—	—	—	$114,226
	3/1/23	—	—	—	—	—	—	9,615	—	—	$144,033

(1)
The amounts shown represent the amount that could be earned by the NEOs under the STI plan for 2023. Mr. Archer’s target is set at 133% of base salary pursuant to his employment agreement, target is set at 85% of base salary for Messrs. Kalamaras and Schrenk pursuant to their respective employment agreements and target is set at 65% for Ms. Lewis and Messrs. Vlacich and Kelley pursuant to their respective employment agreements. The actual payouts to eligible executives were determined in February 2024 and are shown in the Summary Compensation Table under “non-Equity Incentive Plan Compensation.”

(2)
The amounts shown under “Estimated Future Payouts Under Equity Incentive Plan Awards” represent PSUs granted in 2023. For each of the NEOs, the amounts shown consist of the 2023 PSUs that provide an opportunity to earn a final award of common stock for the 2023-2025 performance period. The amounts shown represent the threshold, target and maximum amounts of the opportunity. See Compensation Discussion and Analysis — 2023 Named Executive Officer Compensation — Equity Incentive Plan” for a description of the terms of the 2023 PSUs.

(3)
The amounts shown under “All Other Stock Awards” represent RSUs granted in 2023. Each RSU represents a contingent right to receive one share of common stock. The RSUs granted on March 1, 2023 vest in four equal annual installments on each of the first four anniversaries of the grant date beginning on March 1, 2024.

(4)
The amounts shown under “Grant Date Fair Value of Stock and Option Awards” reflect the grant date fair value for the RSUs and PSUs (using the Monto Carlo valuation model for the TSR Award portion of the PSUs) computed in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Note 18 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

50	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table presents certain information concerning equity awards held by our NEOs as of December 31, 2023. The table does not include information regarding equity-based awards related to 2023 performance that were or may be granted to the NEOs in 2024. The vesting schedules for each type of award are described in the footnotes to the table, and the vesting date for each award can be determined by referring to the grant date for each award in the table.
		Option/SAR Awards					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(4) ($)
James B Archer	3/1/2023	—	—	—	$—	—	57,692	$561,343	38,462	$374,235
	5/24/2022	—	—	—	$—	—	—	$—	500,000	$4,865,000
	2/24/2022	—	—	—	$—	—	186,876	$1,818,303	83,056	$808,135
	2/25/2021	—	271,739	—	$1.79	2/25/31	119,047	$1,158,327	—	$—
	3/04/2020	—	99,206	—	$4.51	3/4/30	26,766	$260,433	—	$—
	5/21/2019	37,426	—	—	$10.83	5/21/29	—	$—	—	$—
Eric T. Kalamaras	3/1/2023	—	—	—	$—	—	23,077	$224,539	15,385	$149,696
	7/12/2022	—	—	—	$—	—	—	$—	200,000	$1,946,000
	2/24/2022	—	—	—	$—	—	112,126	$1,090,986	49,834	$484,885
	2/25/2021	—	163,043	—	$1.79	2/25/31	71,428	$694,994	—	$—
	3/04/2020	66,858	59,524	—	$4.51	3/4/30	16,060	$156,264	—	$—
	9/03/2019	171,429	—	—	$6.14	9/3/29	—	$—	—	$—
Troy C. Schrenk	3/1/2023	—	—	—	$—	—	15,385	$149,696	10,256	$99,791
	7/12/2022	—	—	—	$—	—	—	$—	200,000	$1,946,000
	2/24/2022	—	—	—	$—	—	74,751	$727,327	33,223	$323,260
	2/25/2021	—	108,695	—	$1.79	2/25/31	47,619	$463,333	—	$—
	3/04/2020	—	19,841	—	$4.51	3/4/30	5,353	$52,085	—	$—
	5/21/2019	104,791	—	—	$10.83	5/21/29	—	$—	—	$—
Heidi D. Lewis	3/1/2023	—	—	—	$—	—	7,692	$74,843	5,128	49,895
	7/12/2022	—	—	—	$—	—	—	$—	75,000	729,750
	2/24/2022	—	—	—	$—	—	37,375	$363,659	16,611	161,625
	2/25/2021	—	54,348	—	$1.79	2/25/31	23,809	$231,662	—	—
	3/04/2020	—	19,841	—	$4.51	3/4/30	5,353	$52,085	—	—
	5/21/2019	7,486	—	—	$10.83	5/21/29	—	$—	—	—
Jason Vlacich	3/1/2023	—	—	—	$—	—	7,692	$74,843	5,128	49,895
	7/12/2022	—	—	—	$—	—	—	$—	75,000	729,750
	2/24/2022	—	—	—	$—	—	37,375	$363,659	16,611	161,625
	2/25/2021	—	54,348	—	$1.79	2/25/31	23,809	$231,662	—	—
	3/04/2020	—	19,841	—	$4.51	3/4/30	5,353	$52,085	—	—
	5/21/2019	—	—	—	$—	—	—	$—	—	—
J. Travis Kelley(5)	—	—	—	—	$—	—	—	$—	—	—
2024 proxy statement	51

COMPENSATION DISCUSSION & ANALYSIS
(1)
Stock Options granted in 2019 and 2020 have a four-year ratable vesting schedule, with 25% vesting each year starting on the anniversary grant date. SARs granted in 2021 vest 50% two years from the anniversary of the grant date and the remaining 50% three years from the anniversary of the grant date.

(2)
RSUs granted in 2020, 2022 and 2023 have a four-year ratable vesting schedule, with 25% vesting each year starting on the anniversary grant date. RSUs granted in 2021 vest 50% two years from the anniversary of the grant date and the remaining 50% three years from the anniversary of the grant date.

(3)
The market value of the RSUs and PSUs (at target for 2022 Cash Flow PSUs and 2023 PSUs) is based on the closing market price of our common stock on December 29, 2023 of $9.73.

(4)
The PSUs require performance goals to be attained over a three-year period upon granting for any actual award to be earned. PSUs are payable, if performance criteria are met, in common stock.

(5)
On December 11, 2023, Mr. Kelley, Executive Vice President Operations, resigned from the Company, and as a result thereof, forfeited all outstanding equity awards as of such date.

Option Exercises and Stock Vested in Fiscal Year 2023
The following table sets forth information concerning option exercises and RSU awards vested during 2023 for our named executive officers.
Name	Option/SAR Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James B. Archer	681,634	$7,946,986	219,651	$3,325,325
Eric T. Kalamaras	274,758	$3,518,722	137,080	$2,082,352
Troy C. Schrenk	168,220	$2,132,848	85,970	$1,303,477
Heidi D. Lewis	74,189	$938,275	43,932	$665,092
Jason Vlacich	113,813	$1,232,949	43,932	$665,092
J. Travis Kelley	54,348	$808,155	47,046	$712,176

(1)
The number of shares shown in the table reflects the gross number of shares each NEO was entitled to receive upon vesting of the underlying RSUs. The Company reduced the number of shares issued to each NEO by automatically withholding a number of shares with a fair market value as of the vesting date sufficient to satisfy required tax withholdings. Value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the fair market value of the shares on the respective vesting dates.

Potential Payments Upon Termination or Change in Control
The following table discloses potential payments and benefits under our compensation benefit plans and agreements with the named executive officers in each situation in the table below assuming that the termination of employment or CIC of our Company occurred at December 29, 2023, the last business day of our fiscal year, and that our common stock was valued at the closing market price as of December 29, 2023 of $9.73. The actual amount of payments and benefits can only be determined at the time of such a termination or CIC, and therefore the actual amounts would vary from the estimated amounts in the tables below. In addition, the amount of payments and benefits that named executive officers would actually receive may be materially less than the estimated amounts in the tables below because all such amounts in the tables below are on a pre-tax basis. The amounts shown in the table do not include payments and benefits available generally to salaried employees, such as accrued vacation pay. In addition, on December 11, 2023 Mr. Kelley, Executive Vice President Operations, resigned from the Company and did not receive any payments upon termination.
Descriptions of the circumstances that would trigger payments or benefits to the NEOs under each of their respective employment and equity award agreements and how such payments and benefits are determined follow this table.
52	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
Name and Principal Position		Termination by Death ($)	Termination by Disability ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Change in Control and Termination by Company without Cause or for Disability or by Executive for Good Reason ($)
James B Archer President and CEO	Severance	$800,000	$65,753	$2,330,000	$4,660,000
	Non-Equity Incentive Award	$1,064,000	$1,064,000	$1,064,000	$1,064,000
	Vesting of Equity Awards(1)	$10,088,740	$10,088,740	$11,718,622	$12,521,240
	Insurance (Health Benefits)	$—	$—	$31,920	$38,304
	Total	$11,952,740	$11,218,494	$15,144,542	$18,283,544
Eric T. Kalamaras EVP and CFO	Severance	$440,274	$36,187	$814,507	$1,629,014
	Non-Equity Incentive Award	$374,233	$374,233	$374,233	$374,233
	Vesting of Equity Awards(1)	$5,379,641	$5,379,641	$3,940,837	$6,352,641
	Insurance (Health Benefits)	$—	$—	$25,536	$38,304
	Total	$6,194,148	$5,790,061	$5,155,113	$8,394,192
Troy C. Schrenk CCO	Severance	$371,315	$30,519	$686,933	$1,373,866
	Non-Equity Incentive Award	$315,618	$315,618	$315,618	$315,618
	Vesting of Equity Awards(1)	$3,755,108	$3,755,108	$2,795,895	$4,728,108
	Insurance (Health Benefits)	$—	$—	$25,536	$38,304
	Total	$4,442,041	$4,101,245	$3,823,982	$6,455,895
Heidi D. Lewis EVP, GC and Secretary	Severance	$360,500	$29,630	$594,825	$1,189,650
	Non-Equity Incentive Award	$234,325	$234,325	$234,325	$234,325
	Vesting of Equity Awards(1)	$1,833,747	$1,833,747	$1,354,145	$2,198,622
	Insurance (Health Benefits)	$—	$—	$25,536	$38,304
	Total	$2,428,572	$2,097,702	$2,208,831	$3,660,901
Jason Vlacich CAO	Severance	$318,270	$26,159	$525,146	$1,050,291
	Non-Equity Incentive Award	$206,876	$206,876	$206,876	$206,876
	Vesting of Equity Awards(1)	$1,833,747	$1,833,747	$1,354,145	$2,198,622
	Insurance (Health Benefits)	$—	$—	$25,536	$38,304
	Total	$2,358,892	$2,066,781	$2,111,702	$3,494,092
J. .Travis Kelley Former EVP, Operations	Severance	—	—	—	—
	Non-Equity Incentive Award	—	—	—	—
	Vesting of Equity Awards	—	—	—	—
	Insurance (Health Benefits)	—	—	—	—
	Total	—	—	—	—

(1)
Includes 2023 PSUs valued at target.

Employment Agreement and Equity Award Agreement Provisions Relating to Termination of Employment or Change in Control
We have entered into employment agreements and equity award agreements with our NEOs that provide certain benefits if such employees are terminated as a result of death, disability, without Cause or Good Reason, and CIC. For additional information on the employment agreements we have with each NEO, see the section below titled “— Employment Agreements.” The table below summarizes the benefits under the employment agreements and equity award agreements, as applicable to each of our NEOs, other than Mr. Kelley as he resigned from the Company on December 11, 2023 and did not receive any payments in connection therewith.
2024 proxy statement	53

COMPENSATION DISCUSSION & ANALYSIS
Equity
Termination Event	Applicable NEOs	Severance	Non-Equity Incentive Award	Insurance (Health Benefits)	Unvested RSU	Unvested Options/SARS	Unvested PSUs
Death	All NEOs	1X base salary	Pro-rata portion of bonus based on Company performance	None	Fully Vest	Fully Vest Participant’s estate/executor can exercise vested portion until the earlier of two years after termination or 10 years after grant date
2022 PSU — vests based on actual performance during fiscal period
2022 Retention PSU — any PSU for which Milestone has been achieved will vest on termination date (others are forfeited)
2023 PSUs — vests based on actual performance during fiscal period in which termination occurs

Disability	All NEOs	30 days salary from notice of termination	Pro-rata portion of bonus based on Company performance	None	Fully Vest	Fully Vest Participant can exercise vested portion until the earlier of two years after termination or 10 years after grant date
2022 PSU — vests based on actual performance during fiscal period in which disability termination occurs
2022 Retention PSU — any PSU for which Milestone has been achieved will vest on disability termination date (others are forfeited)
2023 PSU — vests based on actual performance during fiscal period in which disability termination occurs

Without Cause or Good Reason	Archer	1.25x (Base Salary + Target Bonus)	Pro-rata portion of bonus based on Company performance	15 months continued coverage under the Company’s health insurance plans	continued vesting during severance period (15 months)	continued vesting during severance period (15 months)	2022 PSU — continued vesting during severance period (15 months — Archer, 12 months — Other NEOs)
	All other NEOs	1.0x (Base Salary + Target Bonus)	Pro-rata portion of bonus based on Company performance	12 months continued coverage under the Company’s health insurance plans	continued vesting during severance period (12 months)	continued vesting during severance period (12 months)
2022 Retention PSU — any PSU for which Milestone has been achieved will vest on termination date (others are forfeited)
2023 PSU — a pro rata portion of PSUs to vest based on months from grant date through the end of the severance period, subject to achievement of actual performance.

54	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
Equity
Termination Event	Applicable NEOs	Severance	Non-Equity Incentive Award	Insurance (Health Benefits)	Unvested RSU	Unvested Options/SARS	Unvested PSUs
Qualifying Termination CIC	Archer	2.5x (Base Salary + Target Bonus)	Pro-rata portion of bonus based on Company performance	18 months continued coverage under the Company’s health insurance plans	Fully vest on Qualifying Termination	Fully vest on Qualifying Termination	2022 PSU — fully time-vest on Qualifying Termination and PSUs will be payable at the greater of Target Level or the level of actual performance as of the date of the CIC
	All other NEOs	2.0x (Base Salary + Target Bonus)	Pro-rata portion of bonus based on Company performance	18 months continued coverage under the Company’s health insurance plans	Fully vest on Qualifying Termination	Fully vest on Qualifying Termination
2022 Retention PSU — if CIC is prior to the end of the performance period and participant subject to Qualifying Termination, Service Goal is satisfied on termination date and if $12.50 Milestone has been achieved before closing date, then all Performance Goals will have been satisfied and PSUs are payable
2023 PSU — fully time-vest on Qualifying Termination and PSUs will be payable at the greater of Target Level or the level of actual performance as of the date of the CIC.

2024 proxy statement	55

COMPENSATION DISCUSSION & ANALYSIS
CEO Pay Ratio
As required by Section 953(b) of the Dodd- Frank Wall Street Reform and Consumer Protection Act and regulation S-K under the Exchange Act, we are disclosing the ratio of CEO (Mr. Archer) pay to the median employee pay of all our employees (excluding the CEO) in 2023, calculated in accordance with Item 402(u) of Regulation S-K.
The ratio of the 2023 annual total compensation of our CEO to the 2023 annual total compensation of the median employee of all employees (excluding the CEO) was 95:1.
This ratio was based on the following:
■
The 2023 annual total compensation of our CEO, determined as described in the Summary Compensation Table included in this Proxy Statement, was $3,457,487; and

■
The 2023 annual total compensation of the employee identified as the median employee of the Company (other than our CEO) was $36,248.

For 2023 the Company identified its median employee in accordance with the rules prescribed by law. The methodology and the material assumptions and estimates we used to determine the median employee in 2023 were as follows:
■
Total Employee Population: We determined that, as of December 31, 2023, the date we selected to identify the median employee, our employee population consisted of approximately 1,798 individuals. As permitted under the non-US de minimis exception, we excluded 17 employees located in jurisdictions outside of the United States (all 17 of which reside in Canada).

■
Compensation Measure Used to Identify the Median Employee: For purpose of identifying the median employee, we used the annualized base salary and overtime earnings for the period beginning January 1, 2023, and ending December 31, 2023.

■
Annual Total Compensation of CEO: With respect to the annual total compensation of our CEO, in accordance with SEC rules, we used the amount reported for Mr. Archer in the “Total” column for 2023 in the Summary Compensation Table included in this Proxy Statement. The 2023 total compensation for Mr. Archer was $3,457,487.

■
Annual Total Compensation of Median Employee: Based on the same methodology we use for NEOs in the Summary Compensation Table, the 2023 annual total compensation for the median employe was $36,248.

■
Ratio: The ratio of the 2023 total compensation of Mr. Archer to the 2023 annual total compensation of the median employee was 95 to 1.

Our reported pay ratio information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.
56	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation — Compensation Discussion and Analysis.”
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non- PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in 000s)(7)	Adjusted EBITDA ($ in 000s)(8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2023	3,457,487	(3,703,779)	1,064,708	(1,049,917)	616	187	173,700	344,217
2022	4,874,722	25,669,657	2,989,405	12,049,682	958	128	73,939	264,714
2021	3,581,389	5,136,429	1,593,231	2,408,446	225	153	(4,576)	119,176

(1)
Represents the amount reported for each of the corresponding years in the “Total” column of the Summary Compensation Table for Mr. Archer, the Company’s CEO.

(2)
Represents the amount of “compensation actually paid” to Mr. Archer, as computed in accordance with Item 402(v) of Regulation S-K. This amount does not reflect the total compensation actually realized or received by Mr. Archer. In accordance with Item 402(v) of Regulation S-K, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2023	2022	2021
Summary Compensation Table Total	3,457,487	4,874,722	3,581,389
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(1,549,619)	(2,095,031)	(850,103)
Less, change in pension value and Non-Qualified Deferred Compensation earnings	0	0	0
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	840,193	11,624,887	1,809,574
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(7,410,418)	11,217,181	566,716
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	958,578	47,898	28,853
Compensation Actually Paid to Mr. Archer	(3,703,779)	25,669,657	5,136,429

(3)
Represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Archer) for each of the corresponding years in the “Total” column of the Summary Compensation Table. The names of each of the NEOs included for these purposes in each applicable year are as follows:

Year	PEO	NEOs included in Average
2023	James B Archer	Eric T. Kalamaras, Troy C. Schrenk, Heidi Lewis, Jason Vlacich, Travis Kelley
2022	James B Archer	Eric T. Kalamaras, Troy C. Schrenk
2021	James B Archer	Eric T. Kalamaras, Troy C. Schrenk

(4)
Represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Archer), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with Item 402(v) of Regulation S-K, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

2024 proxy statement	57

COMPENSATION DISCUSSION & ANALYSIS
Average Compensation Actually Paid to Non-PEO NEOs	2023	2022	2021
Average Summary Compensation Table Total	1,064,708	2,989,405	1,593,231
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(361,574)	(1,887,019)	(425,052)
Less, change in pension value and Non-Qualified Deferred Compensation earnings	0	0	0
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	196,044	5,152,958	904,787
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(2,286,425)	5,554,520	284,110
Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	337,331	239,816	51,370
Average Compensation Actually Paid to Non-PEO NEOs	(1,049,917)	12,049,682	2,408,446

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment if applicable, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is January 1, 2021.

(6)
The peer group used for the TSR calculation is the same peer group used by the Compensation Committee as the primary reference point to assess the competitiveness of compensation awarded to our NEOs, as described in the Compensation Discussion and Analysis above.

(7)
Represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
Adjusted EBITDA is a Non-GAAP financial measure. Adjusted EBITDA is calculated as Adjusted EBITDA gross of bonus adjustments. Adjusted EBITDA is a non-GAAP financial measure. For a discussion of our use of non-GAAP financial measures, including a reconciliation of (i) Adjusted EBITDA to net income (loss), please see the “Non-GAAP Financial Measures” section beginning on page 61 in Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Financial Performance Measures
As described in greater detail under “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
■
Adjusted EBITDA

■
Cash Flow

■
Relative TSR

Description of Certain Relationships Between Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
58	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
Compensation Actually Paid vs. Company TSR and Peer Group TSR
The following graph provides an illustration of the relationship between Compensation Actually Paid for the PEO and average non-PEO NEO and the Total Shareholder Return of Target Hospitality and the Compensation Peer Group for the fiscal years ended December 31, 2023, 2022, and 2021.

Compensation Actually Paid vs Target Hospitality and Peer Group TSR
Compensation Actually Paid ($000)
30,000
25,000
20,000
15,000
10,000
5,000
00
-5,000
-10,000
Target Hospitality TSR
1,250
1,000
750
500
250
0
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Target Hospitality TSR
Peer Group TSR (Compensation Peer Group)

2024 proxy statement	59

COMPENSATION DISCUSSION & ANALYSIS
Compensation Actually Paid and Net Income
The following graph provides an illustration of the relationship between Compensation Actually Paid for the PEO and average non-PEO NEO and the Company’s Net Income for the fiscal years ended December 31, 2023, 2022, and 2021. Despite the rise in Net Income from December 31, 2022, to December 31, 2023, the Company experienced a significant decline in its stock price during this period. This downward trend adversely impacted the fair value per share for both vested and unvested stock awards, leading to a negative Compensation Actually Paid to our PEO and non-PEO NEOs.

Compensation Actually Paid vs Net Income
Compensation Actually Paid ($000)
30,000
25,000
20,000
15,000
10,000
5,000
00
-5,000
-10,000
Net Income (in $000s)
200,000
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
-20,000
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (in $000s)

60	investors.targethospitality.com

COMPENSATION DISCUSSION & ANALYSIS
Compensation Actually Paid and Adjusted EBITDA
The following graph provides an illustration the relationship between Compensation Actually Paid for the PEO and average non-PEO NEO and the Company’s Adjusted EBITDA for the fiscal years ended December 31, 2023, 2022, and 2021. Despite the rise in Adjusted EBITDA from December 31, 2022, to December 31, 2023, the Company experienced a significant decline in its stock price during this period. This downward trend adversely impacted the fair value per share for both vested and unvested stock awards, leading to a negative Compensation Actually Paid to our PEO and non-PEO NEOs.

Compensation Actually Paid vs Adjusted EBITDA
Compensation Actually Paid ($000)
Adjusted EBITDA (in $000s)
30,000
25,000
20,000
15,000
10,000
5,000
00
-5,000
-10,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EBITDA (in $000s)

2024 proxy statement	61

COMPENSATION DISCUSSION & ANALYSIS
Equity Compensation Plan Information
On March 6, 2019, our stockholders approved the Target Hospitality Corp. 2019 Incentive Award Plan (as amended, the “Incentive Plan”). The Incentive Plan is administered by the Compensation Committee. Under the Incentive Plan, the Compensation Committee may grant an aggregate of 4,000,000 shares of common stock in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, RSUs, and performance compensation awards. On May 19, 2022, our stockholders approved an amendment to the Incentive Plan solely to increase the number of shares of common stock authorized for issuance under the Incentive Plan by an additional 4,000,000 shares of common stock in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, RSUs, and performance compensation awards.
As of December 31, 2023, 10,082,940 securities had been granted under the Plan, excluding 116,837 RSUs paid in cash, and including 1,578,537 of SARs, which are intended to settle in cash.
Plan Category	Common Shares to be Issued Upon Exercise of Outstanding Options and RSUs (a)	Weighted Average Exercise Price of Outstanding Options (b)	Common Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in the first column in this table) (c)
Equity compensation plans approved by Target Hospitality stockholders(1)	3,781,513	$6.55	1,207,138
Equity compensation plans not approved by stockholders	—	—	—
Total	3,781,513	$6.55	1,207,138

(1)
The number of common shares reported in Column (a) excludes liability-based stock appreciation right awards of 714,539 and shares associated with grants that were withheld for tax liabilities and grants that were forfeited or expired on or before December 31, 2023, as shares associated with grants that were withheld for tax liabilities and forfeited and expired grants are available for reissuance under the Plan. The amounts and values in Column (a) comprise 1,682,206 equity-based RSUs at a weighted average grant price of $4.65, 1,358,868 equity-based PSUs (assumed at a payout of 100% of Target) at a weighted average grant price of $5.23, and 740,439 stock options at a weighted average exercise price of $6.55. For additional information on the awards outstanding under the Plan, see Note 18 in the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Employment Agreements
The employment arrangements we have with our NEOs as of December 31, 2023 are summarized below.
JAMES B. ARCHER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Target entered into an employment agreement with Mr. Archer, effective March 15, 2019, which was subsequently amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months beginning January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Archer’s agreement provides for an initial annual base salary of $600,000, subject to increases approved by the Board, which he may elect to receive in whole in the form of RSUs under the Incentive Plan. Mr. Archer’s agreement provides for an annual cash performance bonus target of 133% of annual base salary and a long-term incentive annual equity award with a target grant value of $1,000,000 (the grant value may be more or less than this amount and is determined annually by the Compensation Committee). For the 2023 fiscal year, Mr. Archer received salary of $800,000 and an equity award under the Incentive Plan of $1,000,000 — of 60% time-vested RSUs which ratably vest over 4 years from the grant date and 40% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met. Mr. Archer’s agreement also includes a 12-month non-competition and non-solicitation provision.
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COMPENSATION DISCUSSION & ANALYSIS
If Mr. Archer’s employment is terminated other than for cause or with good reason, he will be entitled to 125% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus including a payment for costs that would be incurred for continued health insurance coverage for 15 months and continued vesting of any unvested awards granted to Mr. Archer under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Archer is terminated other than for cause or by Mr. Archer for good reason within 12 months of such change of control, he will be entitled to 250% of the sum of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
ERIC T. KALAMARAS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
In connection with Mr. Kalamaras’ appointment as Executive Vice President and Chief Financial Officer, Mr. Kalamaras entered into an employment agreement with Target, which was subsequently amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months from January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Kalamaras’ agreement provides for an annual base salary of $415,000, subject to annual increases, which he may elect to receive in whole in the form of RSUs under the Incentive Plan. Mr. Kalamaras’ agreement provided for a one-time sign-on bonus of $93,187 which was paid in equal installments on the 6- and 12-month anniversaries of Mr. Kalamaras’ employment with the company and a one-time legacy retention buyout equity award under the Incentive Plan having a grant value of $500,000 in the form of RSUs that vested on March 15, 2020. Mr. Kalamaras’ agreement provides for an annual cash performance bonus target of 85% of annual base salary and a long-term incentive annual equity award with a target grant value of $600,000. For the 2023 fiscal year, Mr. Kalamaras received salary of $440,274 and an equity award under the Incentive Plan of $600,000 — of 60% time-vested RSUs which ratably vest over 4 years from the grant date and 40% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met. The Employment Agreement also includes a 12-month non-competition and non-solicitation provision.
If Mr. Kalamaras’ employment is terminated other than for cause or good reason, he will be entitled to 100% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Mr. Kalamaras under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Kalamaras is terminated other than for cause or by Mr. Kalamaras with good reason within 12 months of such change of control, he will be entitled to 200% of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
In connection with Mr. Kalamaras’s termination without cause on January 22, 2024, the Company and Mr. Kalamaras entered into an agreement pursuant to which, among other things: (i) Mr. Kalamaras will receive (a) severance payment equal to the sum of one year of 2023 base salary and target bonus as defined in the employment agreement to be paid during the twelve month period following Mr. Kalamaras’s termination in accordance with the Company’s normal payroll practices, (b) a bonus based on the Company’s actual performance for the fiscal year ending December 31, 2023 and (c) a prorated bonus based on the Company’s actual performance for the fiscal year ending December 31, 2024 and (ii) Mr. Kalamaras’s previously granted equity awards will vest over the twelve month period following Mr. Kalamaras’s departure as if his employment with the Company continued during such period.
TROY SCHRENK, CHIEF COMMERCIAL OFFICER
Target entered into an employment agreement with Mr. Schrenk, effective March 15, 2019, which was subsequently amended on February 25, 2021 and further amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months, beginning January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the
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COMPENSATION DISCUSSION & ANALYSIS
renewal term, as applicable. Mr. Schrenk’s agreement, as amended, provides for an annual base salary of $350,000, which he may elect to receive in whole in the form of RSUs under the Incentive Plan. Under the terms of Mr. Schrenk’s amended agreement, he is no longer entitled to receive quarterly commission payments. Mr. Schrenk’s amended agreement provides for an annual cash performance bonus target of 85% of annual base salary and a long-term incentive annual equity award with a target grant value of $400,000. For the 2023 fiscal year, Mr. Schrenk received salary of $371,315 and an equity award under the Incentive Plan of $400,000 — of 60% time-vested RSUs which ratably vest over 4 years from the grant date and 40% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met. Mr. Schrenk’s agreement also includes a 12-month non-competition and non-solicitation provision. Upon the occurrence of an initial public offering, Mr. Schrenk was entitled to certain additional benefits including a $500,000 one-time grant of 50% time-vested stock options and 50% RSUs vesting ratably over 4 years at the closing of such offering.
If Mr. Schrenk’s employment is terminated other than for cause or good reason, he will be entitled to 100% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Mr. Schrenk under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Schrenk is terminated other than for cause or by Mr. Schrenk with good reason within 12 months of such change of control, he will be entitled to 200% of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
HEIDI D. LEWIS, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
Target entered into an employment agreement with Ms. Lewis, effective January 15, 2019, which was subsequently amended on March 2, 2020 and further amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months, beginning January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Ms. Lewis’s agreement, as amended, provides for an initial annual base salary of $295,000, which she may elect to receive in whole in the form of RSUs under the Incentive Plan. Ms. Lewis’s amended agreement provides for an annual cash performance bonus target of 65% of annual base salary and a long-term incentive annual equity award with a target grant value of $150,000. For the 2023 fiscal year, Ms. Lewis received salary of $360,500 and an equity award under the Incentive Plan of $200,000 — of 60% time-vested RSUs which ratably vest over 4 years from the grant date and 40% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met.
If Ms. Lewis’s employment is terminated other than for cause or good reason, she will be entitled to 100% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Ms. Lewis under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Ms. Lewis is terminated other than for cause or by Ms. Lewis with good reason within 12 months of such change of control, she will be entitled to 200% of her base salary and her target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by her for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
JASON VLACICH, CHIEF ACCOUNTING OFFICER
Target entered into an employment agreement with Mr. Vlacich, effective October 15, 2018, which was subsequently amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months, beginning January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Vlacich’s agreement, as amended, provides for an initial annual base salary of $275,000, which he may elect to receive in whole in the form of RSUs under the Incentive Plan. Mr. Vlacich’s amended agreement provides for an annual
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COMPENSATION DISCUSSION & ANALYSIS
cash performance bonus target of 65% of annual base salary and a long-term incentive annual equity award with a target grant value of $150,000. For the 2023 fiscal year, Mr. Vlacich received salary of $ 318,270 and an equity award under the Incentive Plan of $200,000 — of 60% time-vested RSUs which ratably vest over 4 years from the grant date and 40% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met.
If Mr. Vlacich’s employment is terminated other than for cause or good reason, he will be entitled to 100% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Mr. Vlacich under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Vlacich is terminated other than for cause or by Mr. Vlacich with good reason within 12 months of such change of control, he will be entitled to 200% of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
J. TRAVIS KELLEY, FORMER EXECUTIVE VICE PRESIDENT, OPERATIONS
Target entered into an employment agreement with Mr. Kelley, effective May 4, 2021, which was subsequently amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months, beginning January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Kelley’s agreement, as amended, provides for an initial annual base salary of $250,000, which he may elect to receive in whole in the form of RSUs under the Incentive Plan. Mr. Kelley’s amended agreement provides for an annual cash performance bonus target of 65% of annual base salary and a long-term incentive annual equity award with a target grant value of $250,000. For the 2023 fiscal year, Mr. Kelley received salary of $309,000 and an equity award under the Incentive Plan of $250,000 — of 60% time-vested RSUs which ratably vest over 4 years from the grant date and 40% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met.
If Mr. Kelley’s employment is terminated other than for cause or good reason, he will be entitled to 100% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Mr. Kelley under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Kelley is terminated other than for cause or by Mr. Kelley with good reason within 12 months of such change of control, he will be entitled to 200% of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
On December 11, 2023, Mr. Kelley resigned from the Company and did not receive any payments in connection with such resignation.
2024 proxy statement	65

CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS
CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements, we describe below transactions to which we were a party or will be a party, in which:
■
the amounts involved exceeded or will exceed $120,000; and

■
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this proxy statement.
The following persons and entities that participated in the transactions listed in this section were “related persons” (as defined below) at the time of the transaction:
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
On the March 15, 2019, Target Hospitality, Arrow Holding S.a r.l. (“Arrow”), Algeco Investments B.V. (“Algeco Investments”), and certain other parties named on the signature pages thereto, entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), that amends and restates that certain registration rights agreement, dated January 11, 2018 by and among Platinum Eagle Acquisition Corp., our legal predecessor, and certain of its initial investors and provides such initial investors, Arrow and Algeco Investments with certain demand, shelf and piggyback registration rights covering all shares of Target Hospitality common stock and warrants to purchase shares of Target Hospitality common stock owned by each holder, until such shares or warrants, as applicable, cease to be “Registrable Securities” as defined in the Registration Rights Agreement. The Registration Rights Agreement provides each of Arrow, Algeco Investments and certain of the initial investors (the “Initiating Holders”) the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the agreement grants each of Arrow, Algeco Investments and the Initiating Holders (as defined in the Registration Rights Agreement) piggyback registration rights with respect to registration statements filed subsequent to March 15, 2019. The Company is responsible for all Registration Expenses (as defined in the Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by any of the Initiating Holders. The registration rights under the Registration Rights Agreement are subject to customary lock-up provisions.
Review, Approval or Ratification of Transactions with Related Persons
Our Board adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “Related Persons.” For the purposes of the policy, a “Related Person” is (i) any director or executive officer, and any individual who was a director or executive officer at any time since the beginning of the last fiscal year; (ii) any nominee for election as a director of the Company; (iii) any individual or entity known to the Company to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities; and (iv) any immediate family member of an individual identified in clauses (i) through (iii) above.
Our related person transactions policy requires that all related person transactions shall be consummated or continued only if the Audit Committee shall approve or ratify such transaction as in, or not inconsistent with, the best interests of the Company and its stockholders. In reviewing any such related person transaction, the Audit Committee will consider all of the material facts of such transaction, including consideration of the following factors to the extent relevant:
■
a general description of the transaction, including the material terms and conditions;

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CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS
■
the basis on which such individual or entity is a Related Person;

■
the Related Person’s interest in the transaction, including the Related Person’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction;

■
the approximate dollar value of the transaction, and the approximate dollar value of the Related Person’s interest in the transaction without regard to amount of profit or loss;

■
in the case of (i) a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made, or (ii) indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness;

■
any other material information regarding the transaction or the Related Person’s interest in the transaction.

2024 proxy statement	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership
The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2024 by each person who is the beneficial owner of more than 5% of our common shares; each of our executive officers and directors; and all of our executive officers and directors as a group. The beneficial ownership of our common stock is based on 99,694,431 shares of common stock issued and outstanding as of March 26, 2024.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all common shares beneficially owned by them. To our knowledge, no common shares beneficially owned by any executive officer, director or director nominee have been pledged as security.
Name and Address of Beneficial Owner	Number of Shares	%
Current Directors and Executive Officers(1)
James B. Archer(2)	1,592,331	1.6%
Jason P. Vlacich(3)	75,031	*
Troy C. Schrenk(4)	217,790	*
Heidi D. Lewis(5)	150,190	*
Stephen Robertson(6)	64,788,005	65.0%
John Dorman(7)	3,082	*
Alex Hernandez(8)	6,875	*
Martin L. Jimmerson(7)	146,439	*
Linda Medler(8)	36,859	*
Pamela Hughes Patenaude(9)	44,305	*
All Directors and Executive Officers as a Group (8 Individuals)	67,060,907	67.0%
Five Percent Holders
Arrow(10)	48,973,852	49.1%
MFA Global(11)	15,628,865	15.7%
Private Capital Management, LLC(12)	5,933,303	6.0%
Conversant Capital LLC(13)	5,042,960	5.1%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options or warrants that are currently exercisable or exercisable within 60 days. Unless otherwise noted, the business address of each of the stockholders listed is 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381.

(2)
Includes 136,632 shares of common stock that Mr. Archer will have the right to acquire within 60 days of the record date through the exercise of stock options.

(3)
Includes 19,841 shares of common stock that Mr. Vlacich will have the right to acquire within 60 days of the record date through the exercise of stock options.

(4)
Includes 124,632 shares of common stock that Mr. Schrenk will have the right to acquire within 60 days of the record date through the exercise of stock options.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(5)
Includes 27,327 shares of common stock that Ms. Lewis will have the right to acquire within 60 days of the record date through the exercise of stock options.

(6)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of Arrow and MFA Global S.a r.l. (“MFA Global”). See Notes (13) and (14) below. TDR Capital is run by its board and investment committee which consists of the partners of the firm. As one of the founding partners of TDR Capital, Mr. Robertson may be deemed to beneficially own the securities held by the Arrow and MFA Global through his ability to either vote or direct the vote of the securities or dispose or direct the disposition of the securities, either through his role at TDR Capital, contract, understanding or otherwise. Mr. Robertson disclaims beneficial ownership of such securities, if any, except to the extent of his pecuniary interest in the funds owned or managed by TDR Capital. The reported number also includes 175,000 shares of common stock held directly by Mr. Robertson.

(7)
Includes 3,082 shares of common stock that Mr. Dorman will have the right to receive within 60 days of the record date through the vesting of RSUs.

(8)
Includes 6,875 shares of common stock that Mr. Hernandez will have the right to receive within 60 days of the record date through the vesting of RSUs.

(7)
Includes 7,888 shares of common stock that Mr. Jimmerson will have the right to receive within 60 days of the record date through the vesting of RSUs.

(8)
Includes 7,888 shares of common stock that Ms. Medler will have the right to receive within 60 days of the record date through the vesting of RSUs.

(9)
Includes 7,888 shares of common stock that Ms. Patenaude will have the right to receive within 60 days of the record date through the vesting of RSUs.

(10)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of Arrow. TDR Capital controls all of Arrow’s voting rights in respect of its investments and no one else has equivalent control over the investments. The investors in Arrow are passive investors (as they are limited partners) and no investor directly or indirectly beneficially owns 20% or more of the shares or voting rights through their investment in Arrow. TDR Capital is run by its board and investment committee which consists of the partners of the firm. See Note 6. The reported number includes 10,288 shares of common stock common stock that Arrow will have the right to receive within 60 days of the record date through the vesting of RSUs, which were issued to Mr. Robertson as part of our annual non-executive director compensation program and subsequently transferred to Arrow in accordance with the internal policies of TDR Capital.

(11)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of MFA Global and is the controlling shareholder of the group of entities forming the direct and indirect ownership chain from MFA Global to the investment fund of which TDR Capital is the manager. TDR Capital controls the majority of MFA Global’s voting rights in respect of its investment and no one else has equivalent control over the investments. TDR Capital is run by its board and investment committee which consists of the partners of the firm. See Note 6.

(12)
According to a Schedule 13G/A filed February 5, 2024 on behalf of Private Capital Management, LLC, Private Capital Management, LLC has beneficial ownership over the shares reported. Private Capital Management, LLC has shared voting power with respect to 3,631,221 shares, and sole and shared dispositive power with respect to 2,302,082 shares and 3,631,221 shares, respectively. The business address of this stockholder is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.

(13)
According to a Schedule 13G filed March 26, 2024 on behalf of Conversant Capital LLC, Conversant Opportunity Master Fund LP, Conversant GP Holdings LLC and Michael Simanovsky (collectively, the “Conversant Stockholders”), the Conversant Stockholders have beneficial ownership over the shares reported. The Conversant Stockholders have shared voting power and shared dispositive power with respect to the 5,042,960 shares reported. The business address of the Conversant Stockholders is 25 Deforest Avenue, Summit, New Jersey 07901.

2024 proxy statement	69

OTHER MATTERS
OTHER MATTERS
Delinquent Section 16(A) Reports
The Company believes that all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Exchange Act in 2023 were timely filed.
Matters Raised at the 2024 Annual Meeting Not Included in this Proxy Statement
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
Stockholder Proposals and Director Nominations for the 2025 Annual Meeting
For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which was April 10, 2024. Therefore, we have determined that Rule 14a-8 stockholder proposals must be received by the Company at its office at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381, no later than December 11, 2024.
In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is greater than 30 days before, or greater than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and, (ii) if the first public announcement of the date of such meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Currently, we expect our 2025 Annual Meeting to be no greater than 30 days before and no greater than 60 days after the anniversary date of the 2024 Annual Meeting. Accordingly, for our 2025 Annual Meeting, assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than February 22, 2025 and no earlier than January 23, 2025. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures, or the procedures set forth in the bylaws.
Access to Annual Report on Form 10-K
The 2023 annual report to stockholders, including financial statements, was delivered or made available with this proxy statement. On written request, we will provide, without charge to each record or beneficial holder of our common stock as of March 26, 2024, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, including the financial statements, schedules and a list of exhibits thereto. Written requests should be directed to our executive office located at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381.
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OTHER MATTERS
Information about the Virtual Annual Meeting and Voting
WHY AM I RECEIVING THESE PROXY MATERIALS?
You are invited to attend the Virtual Annual Meeting via live webcast and are entitled to vote on the items of business described in this proxy statement because you are a stockholder of our Company as of the record date. The proxy materials include the notice of Annual Meeting, this proxy statement for the Annual Meeting and our annual report, which includes our Form 10-K. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.
WHEN AND WHERE WILL THE COMPANY HOLD THE VIRTUAL ANNUAL MEETING?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on May 23, 2024. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the record date or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/THCORP2024. You will also be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included with these proxy materials.
The meeting webcast will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9.45 a.m., Central Time, and you should allow ample time for the check-in procedures.
WHY A VIRTUAL MEETING?
We are pleased to offer our stockholders a completely virtual Annual Meeting, which provides worldwide access, improved communication and cost savings for our stockholders and Target Hospitality.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/THCORP2024. You also will be able to vote your shares electronically at the Annual Meeting.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
WHO MAY VOTE AT THE ANNUAL MEETING?
As of the record date, March 26, 2024, there were 99,694,431 shares of our common stock issued and outstanding. You may vote all of the shares of our common stock that you own at the close of business on the record date. You may cast one vote for each share that you own. We do not have cumulative voting rights for the election of directors.
WHAT IS A QUORUM?
A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of our shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned, without a vote of stockholders by the chairman of the Annual Meeting, until such time as a quorum is present.
Proxies received and marked as abstentions from voting on a proposal, and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a trust, broker, bank, or
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OTHER MATTERS
other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes.
WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Proposal No. 1: Elect as directors the seven nominees named in the proxy statement
As there are seven nominees for the seven seats up for election, each nominee will be elected as a director if she or he receives the affirmative vote, a plurality of the total votes cast “FOR” with respect to her or his election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.
The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024
Ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal.
The Board recommends a vote FOR the ratification of EY’s appointment.

Proposal No. 3: Approve or disapprove, by advisory vote, the compensation of our named executive officers
The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to our named executive officers as described in this proxy statement. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3, and will have no effect on the results of the vote on this proposal.
The Board recommends a vote FOR the approval of the compensation of our named executive officers.

Proposal No. 4: Determine the frequency of the advisory vote on the compensation of our named executive officers.
We will consider the option that receives the affirmative vote of a majority of the votes cast at the Annual Meeting as the frequency choice of the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal No. 4, and will have no effect on the results of the vote on this proposal.
The Board recommends a vote to hold a say-on-pay vote EVERY YEAR.

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HOW MANY VOTES DO I HAVE?
You have one vote on each proposal for each share of common stock that you owned as of the record date, March 26, 2024.
HOW DO I VOTE MY SHARES?
Stockholders of Record
If you are a stockholder of record (i.e., you hold your shares in certificate form or through an account with our transfer agent, Continental Stock Transfer & Trust Company), then you can attend the Annual Meeting via live webcast, complete a ballot and submit it. You may also vote by completing, signing and dating the proxy card that you received from us, and returning it in the accompanying pre-addressed envelope. IF YOU VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.
Beneficial Owners
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, then you should receive a notice containing voting instructions from that organization rather than our Company. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. See “How do I attend the Annual Meeting in person?” below for more information on how to attend the annual meeting.
Even if you plan to attend the Annual Meeting via webcast, please authorize a proxy to vote your shares right away, by following the instructions on the proxy card that you received from us or the voting instruction card that you received from your broker, bank or other agent. By voting by proxy, you will be directing the persons designated as proxy holders as your proxies to vote your shares at the Annual Meeting in accordance with your instructions.
WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?
If you are a registered “record” stockholder and you do not vote your shares by completing, signing, dating and returning a proxy card, your shares will not be voted unless you attend the Annual Meeting via webcast and vote in person. In addition, if you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.
If your shares are held in a brokerage account or by a bank or other agent, you are considered the “beneficial owner” of shares held in “street name” and the proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions provided to you by that organization. Brokerage firms, banks and other agents are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote and you are also invited to attend the Annual Meeting via webcast. We encourage you to provide instructions to your brokerage firm, bank or other agent on how to vote your shares. Because a beneficial owner is not the record stockholder, you may not vote the shares at the Annual Meeting via webcast unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.
Even if you do not provide voting instructions on your voting instruction card, your shares may be voted if you hold shares through an account with a brokerage firm, bank or other agent. Brokerage firms have the authority under Nasdaq rules to vote shares for which their customers do not provide voting instructions on certain routine matters. Proposal No. 2, to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024, is considered a routine matter for which brokers, banks and other agents may vote in the absence of specific instructions.
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When a proposal is not considered routine and the broker, bank or other agent has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 2, are non-routine proposals. Votes that cannot be cast by a broker, bank or other agent on non-routine matters are known as “broker non-votes.”
HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?
You may revoke your proxy or change your vote at any time prior to the vote taken at the Annual Meeting.
Stockholders of Record
You may revoke your proxy by (i) notifying our Corporate Secretary, at our office at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381, in writing that you wish to revoke your proxy; (ii) submitting a proxy dated later than your original proxy; or (iii) attending the Annual Meeting via webcast and voting by ballot. Attending the Annual Meeting via webcast will not by itself revoke a proxy; you must submit a ballot and vote your shares at the Annual Meeting.
Beneficial Owners
For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided, or, if you obtained a legal proxy from your brokerage firm, bank or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
WHO PAYS THE COSTS OF THE PROXY SOLICITATION?
We will pay the cost of soliciting proxies. Beyond these proxy materials, our directors and employees may solicit proxies in person, by telephone or by electronic communication. Directors and employees will not receive any additional compensation for soliciting proxies. We have engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the Annual Meeting, and we expect that Morrow’s fee will be $7,000, plus reimbursement of disbursements. Morrow’s address is 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902. Stockholders can reach Morrow at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or brokerage firm, bank or other agent, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be provided in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
WHAT IS “HOUSEHOLDING” AND HOW DOES IT WORK?
Under the rules adopted by the SEC, we may deliver a single Notice to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a
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separate copy of the Notice, as requested, to any stockholder at the shared address to which a single copy of the Notice was delivered. If you prefer to receive separate copies of the Notice, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future Notices for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to our executive office located at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381.
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TARGET HOSPITALITY CORP. TARGET LODGING9320 LAKESIDE BLVD.SUITE 300THE WOODLANDS, TX 77381 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/THCORP2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V32457-P06309 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TARGET HOSPITALITY CORP.ForAllWithholdAllFor AllExceptTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below.the following:1. Elect as directors the 7 nominees listed in the Proxy ! ! !Statement to serve until the 2025 Annual Meeting ofStockholders or until their successors are duly electedand qualifiedNominees:01) James B. Archer02) John C. Dorman03) Alex Hernandez04) Martin Jimmerson05) Linda Medler06) Pamela H. Patenaude07) Stephen RobertsonThe Board of Directors recommends you vote FOR the following proposals:2.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.3.Advisory Vote on Executive Compensation (Say on Pay).For!!Against!!Abstain!!The Board of Directors recommends you vote 1 YEAR on the following proposal:1 Year2 Years3 YearsAbstain4.Advisory Vote regarding the frequency of the Advisory Vote on Executive Compensation.!!!!NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V32458-P06309TARGET HOSPITALITY CORP.Annual Meeting of Stockholders May 23, 2024 10:00 AM Central TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Heidi D. Lewis, Jason Vlacich and James B. Archer, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TARGET HOSPITALITY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central Time on May 23, 2024, at www.virtualshareholdermeeting.com/THCORP2024, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side